UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to ss.240.14a-12

OCWEN FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2020

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to participate in the Annual Meeting of Shareholders of Ocwen Financial Corporation, which will be held on Wednesday, May 27, 2020, at 9:00 a.m., Eastern Daylight Time. In light of public health concerns regarding the coronavirus outbreak, we will be hosting this year’s Annual Meeting in a virtual format only via live audiocast on the Internet at www.virtualshareholdermeeting.com/OCN2020. To participate, vote or submit questions during the Annual Meeting via live audiocast, please review the detailed procedures included in our Notice of Annual Meeting. You will not be able to attend the Annual Meeting in person. This does not represent a change in our shareholder engagement philosophy and we intend to return to an in-person meeting next year.

The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to participate in our virtual Annual Meeting. We encourage you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to participate in the Annual Meeting. This will not prevent you from voting during the Annual Meeting if you choose to participate and vote at that time, but will ensure that your vote is counted if you are unable to participate. If you are a beneficial owner holding shares through a brokerage firm, bank, broker-dealer, or similar organization you should follow the instructions on your voting instruction form to vote your shares. Please note that if you are a beneficial owner of our shares you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your brokerage firm, bank, broker-dealer, or similar organization.

Your continued support of, and interest in, Ocwen Financial Corporation is sincerely appreciated.

Sincerely,

Phyllis R. Caldwell

Chair, Board of Directors

OCWEN FINANCIAL CORPORATION

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 27, 2020

NOTICE

Our Annual Meeting of Shareholders will be held:

Date:	Wednesday, May 27, 2020
Time:	9:00 a.m., Eastern Daylight Time
Location:	Virtual Meeting Only via Live Audiocast

Please review the instructions contained in this Proxy Statement if you wish to participate in the virtual Annual Meeting.

PURPOSE

●	To elect seven directors for one-year terms or until their successors are elected and qualified;

●	To ratify, on an advisory basis, the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Ocwen Financial Corporation for the fiscal year ending December 31, 2020;

●	To hold an advisory vote to approve executive compensation (“Say-on-Pay”);

●	To hold an advisory vote to approve an amendment to our Articles of Incorporation to implement a reverse stock split of our issued and outstanding common stock in a ratio between 1-for-5 and 1-for-25 and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split;

●	To approve a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal Four; and

●	To transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting. Management is not aware of any such other business at this time.

PROCEDURES

●	Our Board of Directors has fixed March 27, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

●	Shareholders of record at the close of business on the record date will be entitled to vote and ask questions online at the Annual Meeting. Please note that if you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

●	If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/OCN2020 15 minutes prior to the start of the meeting to log in. For shareholders who hold shares in street name, if you came through your brokerage firm’s website and do not have your control number, you can gain access to the meeting by logging into your brokerage firm’s website 15 minutes prior to the meeting start, selecting the shareholder communications mailbox to link through to the meeting and the control number will automatically populate. For technical assistance when logging into Ocwen’s Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

●	If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/OCN2020, type your question into the “Ask a Question” field, and click “Submit.”

This proxy statement for our 2020 Annual Meeting of Shareholders and our Annual Report to shareholders on Form 10-K for the year ended December 31, 2019 will be available on or about April 27, 2020 on our website at www.ocwen.com in the Financial Information section under the “Shareholders” tab. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 27, 2020. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our annual report and proxy materials at http://shareholders.ocwen.com/sec.cfm, a website that does not identify or track visitors of the site.

If you have questions for Ocwen Financial Corporation regarding this virtual Annual Meeting, please contact our shareholder relations department at shareholderrelations@ocwen.com.

By Order of the Board of Directors,

Joseph J. Samarias

Secretary

April 27, 2020

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OCWEN FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Ocwen Financial Corporation (“Ocwen,” the “Company,” “we,” “us,” or “our”) for use at our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) and at any postponement or adjournment of this meeting. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 27, 2020. The Annual Meeting will be held on Wednesday, May 27, 2020, at 9:00 a.m., Eastern Daylight Time, for the purposes listed in the Notice of Annual Meeting of Shareholders. In light of public health concerns regarding the coronavirus outbreak, we will be hosting this year’s Annual Meeting via live audiocast on the Internet at www.virtualshareholdermeeting.com/OCN2020. This does not represent a change in our shareholder engagement philosophy and we intend to return to an in-person meeting next year. If you are interested in participating in the virtual meeting, voting or submitting questions at that time, please see “Annual Meeting Participation” below for further details. Please note that except as otherwise specified, all share and dollar amounts set forth in this Proxy Statement are on a pre-Reverse Stock Split basis.

How a Proxy Works

The Board of Directors has appointed Glen A. Messina, President and Chief Executive Officer, and Joseph J. Samarias, Executive Vice President, General Counsel and Secretary, as the management proxy holders for the Annual Meeting. If you properly complete, sign and return your proxy card by mail, or submit your proxy by Internet or telephone, and do not revoke it prior to its use, your shares will be voted in accordance with your instructions. If you do not give contrary instructions, the management proxy holders will vote all shares represented by valid proxies as follows:

●	Proposal One (Election of Directors) - “FOR ALL” of the seven nominees for Director;

●	Proposal Two (Advisory Ratification of Appointment of Independent Registered Public Accounting Firm) - “FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;

●	Proposal Three (Advisory Resolution on Named Executive Officer Compensation) - “FOR” approval, on an advisory basis, of the compensation of Ocwen’s executive officers whose compensation is disclosed in this proxy statement (“named executive officers”) (“Say-on-Pay”);

●	Proposal Four (Advisory Approval of an Amendment to the Articles of Incorporation to Effect a Reverse Stock Split) - “FOR” approval, on an advisory basis, of an amendment to our Articles of Incorporation to implement a reverse stock split of our issued and outstanding common stock in a ratio between 1-for-5 and 1-for-25 and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split

●	Proposal Five (Adjournment of Meeting to Solicit Additional Proxies for Proposal Four) - “FOR” approval of a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal Four; and

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●	with regard to any other business that properly comes before the meeting, in accordance with the best judgment of the management proxy holders. As of the date of this proxy statement, we do not know of any other business that may come before the Annual Meeting.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any postponement or adjournment of this meeting and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

●	filing written notice of revocation with our Secretary at the following address:
Joseph J. Samarias, Secretary
c/o Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409

●	submitting a properly executed proxy card bearing a later date or submitting another proxy using the Internet or by telephone (your latest Internet or telephone voting instructions will be followed), or

●	participating in the virtual Annual Meeting and giving the Secretary notice of your intention to vote at that time.

If you are interested in participating in the virtual Annual Meeting, voting or submitting questions at that time, please see “Annual Meeting Participation” below for further details.

Who May Vote at the Annual Meeting

On all matters properly presented at the Annual Meeting, each share of our common stock is entitled to one vote. All shareholders who owned our common stock as of the close of business on March 27, 2020 (the “Record Date”) are cordially invited to participate in the 2020 Annual Meeting. Only shareholders of record or beneficial owners of shares of our common stock at the close of business on the Record Date are entitled to participate and vote at the Annual Meeting or any postponement or adjournment of this meeting. If your shares are registered directly in your name with American Stock Transfer & Trust Company, Ocwen’s stock transfer agent, you are the “shareholder of record” with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or similar organization (collectively, “Broker”), then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct your Broker how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. At the close of business on the Record Date, there were 134,956,288 shares of common stock issued and outstanding.

How to Vote if you are a Shareholder of Record

If you are a shareholder of record and you have received a printed set of the proxy materials by mail, we encourage you to fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. If you are a shareholder of record and participate in the Annual Meeting, you may, if you desire, revoke your proxy in accordance with the procedures described in this Proxy Statement and vote your shares during the meeting. Please note that your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.

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How to Give Voting Instructions if you are a Beneficial Owner of Shares held in Street Name

If you are a beneficial owner of shares held in street name, you are considered the beneficial owner of the shares, and your shares may be voted at the Annual Meeting only by the Broker that holds your shares. To instruct your Broker how your shares are to be voted at the Annual Meeting, you will need to follow the instructions provided by the Broker that holds your shares. Many Brokers offer the option of submitting voting instructions over the Internet or by telephone. You are also welcome to participate in the Annual Meeting, but you will need to follow the instructions provided to you by your Broker. Please note that if you are a beneficial owner of our shares you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your Broker. Please contact your Broker for further information. If you wish to revoke your proxy any time before the Annual Meeting you should contact your Broker to find out how to change or revoke your voting instructions.

If you hold your shares in street name through a brokerage account and you do not submit instructions to your Broker about how your shares are to be voted, one of two things can happen depending on the type of proposal. If the proposal involves a “routine” matter, then the rules of the New York Stock Exchange provide Brokers discretionary power to vote your shares even if you do not provide instructions. “Routine” matters include proposals to ratify the appointment of the independent registered public accounting firm, provide advisory approval of an amendment to our Articles of Incorporation to implement a reverse stock split, and approve a proposal to authorize an adjournment of the Annual Meeting to solicit additional proxies for Proposal Four. If, however, the proposal involves a “non-routine” matter, such as the proposals to elect directors and vote on executive compensation, then Brokers are not permitted to vote your shares without instruction from you. If you do not submit voting instructions to your Broker and your Broker exercises its discretion to vote your shares on Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, Proposal Four to approve a reverse stock split of our issued and outstanding common stock and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split, or Proposal Five to authorize an adjournment of the Annual Meeting to solicit additional proxies for Proposal Four, your shares will constitute broker “non-votes” on each of the other proposals at the Annual Meeting. Therefore, it is important that you provide instructions to your Broker if your shares are held by a Broker so that your votes with respect to election of directors and Say-on-Pay are counted.

Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum, the seven nominees for director receiving a plurality of the votes cast for director will be elected as directors of Ocwen. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting. You may vote in favor of or withhold authority to vote for one or more nominees for director. For Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, Proposal Three to approve the Say-on-Pay, Proposal Four to approve a reverse stock split of our issued and outstanding common stock and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split, and Proposal Five to authorize an adjournment of the Annual Meeting to solicit additional proxies for Proposal Four, the proposal will be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote in favor of the action exceed the votes cast opposing the action. Because Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 and Proposal Three to approve the Say-on-Pay are advisory in nature, there is no specific requirement for approval for these proposals. It will be up to the Audit Committee and the Compensation and Human Capital Committee with respect to Proposals Two and Three, respectively, as well as the Board of Directors, to determine whether and how to implement the advisory votes on the ratification of the appointment of our independent registered public accounting firm and Say-on-Pay. In addition, Proposal Four to approve a reverse stock split of our issued and outstanding common stock and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split is also advisory in nature. Under Florida law, because we are reducing our authorized shares proportionately, our Board is not required to submit the proposal regarding our reverse stock split to shareholders and may elect, as it determines to be in the best interests of the Company and our shareholders, whether or not to effect a Reverse Stock Split, and if so, at which split ratio. However, while our Board is seeking, and will give appropriate consideration to, advisory feedback from our shareholders in the form of Proposal Four, our Board may elect to implement a Reverse Stock Split at its sole discretion, even if the proposed Reverse Stock Split is not approved by our shareholders.

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Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present. For Proposal One on the election of directors, a “withhold vote” will not be counted in determining the vote’s outcome, because the candidates who receive the highest number of “for” votes are elected, and candidates only need a single “for” vote to be elected. Abstentions will not be counted as votes cast with respect to Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, Proposal Three to approve the Say-on-Pay, Proposal Four to approve a reverse stock split of our issued and outstanding common stock and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split, or Proposal Five to authorize an adjournment of the Annual Meeting to solicit additional proxies for Proposal Four and therefore will not be counted in determining the outcome of those proposals. If any broker “non-votes” occur at the meeting with respect to your shares, the broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast with respect to Proposal One on the election of directors or Proposal Three to approve the Say-on-Pay.

Annual Meeting Participation

In light of public health concerns regarding the coronavirus outbreak and to support the health and wellbeing of our shareholders, our directors, and our employees, we will be hosting this year’s Annual Meeting via live audiocast on the Internet at www.virtualshareholdermeeting.com/OCN2020. You will not be able to attend the Annual Meeting in person. This does not represent a change in our shareholder engagement philosophy and we intend to return to an in-person meeting next year. Our shareholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of shareholders.

Shareholders of record will be able to vote and ask questions online during the meeting. If you would like to attend the virtual Annual Meeting and you have your control number, please go to www.virtualshareholdermeeting.com/OCN2020 15 minutes prior to the start of the meeting to log in. Please note that if you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting. For shareholders who hold shares in street name, if you came through your brokerage firm’s website and do not have your control number, you can gain access to the meeting by logging into your brokerage firm’s website site 15 minutes prior to the meeting start, selecting the shareholder communications mailbox to link through to the meeting and the control number will automatically populate. Please note that if you are a beneficial owner of our shares you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your Broker. Please contact your Broker for further information.

After the Annual Meeting, we will spend up to 15 minutes answering shareholder questions that comply with the meeting rules of conduct, which will be posted on the website above prior to the Annual Meeting. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at http://www.ocwen.com in the Shareholder Relations section, soon after the meeting and the answers will remain available until one week after posting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

For technical assistance when logging into the virtual Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

If you plan to attend the virtual Annual Meeting, we request you notify us no less than seven days in advance at shareholderrelations@ocwen.com (i.e. no later than May 20, 2020) to assist us in our preparations for the virtual meeting.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are in the midst of a period of significant capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. In addition, there is significant uncertainty relating to the economic impact of the global COVID-19 pandemic, including the response of the U.S. government, state governments, and regulators, and disruption in the financial markets. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

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ELECTION OF DIRECTORS

(Proposal One)

Our Bylaws provide that our Board of Directors shall consist of no less than three and no more than eleven members with the exact number to be fixed by our Board of Directors. Effective May 30, 2019, our Board of Directors fixed the number of directors at nine. Following the retirement of Robert A. Salcetti effective July 31, 2019, our Board has had eight directors. As Robert J. Lipstein has informed the Board of Directors that he does not intend to stand for re-election and is retiring from the Board of Directors immediately prior to the Annual Meeting, our Board of Directors has fixed the number of directors at seven, effective immediately prior to the commencement of the Annual Meeting.

As further described below under “Board of Directors and Corporate Governance” and, in particular, under “Annual Board Assessment” and “Director Nomination Process,” it is the responsibility of the Nomination/Governance Committee and the Board to periodically review Board size and composition and, if deemed appropriate, to make changes that the Board believes will best position the Board to enhance our ability to create value for shareholders and address changes in the market and business environment in which we operate.

Under the leadership of our Board, the Company demonstrated strong execution on our key strategic initiatives throughout 2019, including integrating PHH Corporation, growing our originations platform, re-engineering our cost structure, diversifying our funding sources, and fulfilling our regulatory commitments. The Company built a significant originations platform which includes all our channels for sourcing owned MSRs and subservicing, reduced costs and complexity through a legal entity reorganization in which we merged two of our licensed operating entities, Ocwen Loan Servicing, LLC and Homeward Residential, Inc., into PHH Mortgage Corporation, and completed the transition to the Black Knight Financial Services, Inc. LoanSphere MSP® servicing system. During the current highly challenging environment created by the global COVID-19 pandemic and related disruption in the financial markets and our industry, the Board remains committed to addressing our critical near-term challenges and positioning the Company to execute on our strategic priorities while maximizing value for our shareholders.

To put the Company in the best position to execute on these initiatives, the Nomination/Governance Committee and the Board evaluated the skillsets and experiential perspectives of our directors as well as individuals recommended as potential nominees and, consistent with our Board Diversity Policy and our Corporate Governance Guidelines, identified a set of director nominees with individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will best serve the Company’s strategic and governance needs.

Our Board of Directors, upon the recommendation of the Nomination/Governance Committee, is proposing the seven nominees listed below for election as directors at the Annual Meeting. All nominees currently serve as our directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

Each of the nominees listed below has consented to being named in this proxy statement and to serving as a director, if elected. If any nominee is unable to or will not stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee recommended by our Board of Directors or the Board of Directors may reduce the number of directors constituting the Board. As of the date of this proxy statement, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as a director if elected.

Nominees for Director

The following sets forth certain information concerning our director nominees, including his or her principal occupation for at least the last five years, additional biographical information and specific qualifications of each director:

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Phyllis R. Caldwell. Ms. Caldwell became Chair of the Board of Directors on March 15, 2016. Ms. Caldwell has served as a director of Ocwen since January 2015. Ms. Caldwell is founder and managing member of Wroxton Civic Ventures, LLC, which provides advisory services on various financial, housing and economic development matters, a position she has held since January 2012. Previously, Ms. Caldwell was Chief, Homeownership Preservation Officer at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program, from November 2009 to December 2011. From December 2007 to November 2009, Ms. Caldwell was the President and Chief Executive Officer of the Washington Area Women’s Foundation. Prior to such time, Ms. Caldwell held various leadership roles in commercial real estate finance during her eleven years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking. Since January 2014, Ms. Caldwell has served as an independent director of City First Bank of DC. Since October 2018, Ms. Caldwell has also served as a member of the board of directors of MicroVest Holdings, Inc. From January 2014 through September 2018, Ms. Caldwell served as an independent director of American Capital Senior Floating, Ltd. (NASDAQ: ACSF), a publicly traded business development company. Ms. Caldwell has also served on the boards of numerous non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.

Ms. Caldwell was selected to serve as a member of our Board of Directors due to her extensive experience in the housing and financial services industries, both in the private sector and as a senior government official, and her experience as a board member of another public company in the financial services industry.

Jenne K. Britell. Dr. Britell has served as a director of Ocwen since February 2019. Dr. Britell served as a director of United Rentals, Inc. from 2006 to 2019, including as its non-executive Chairman from 2008 to 2019. Dr. Britell also served as a director of Quest Diagnostics Inc., including as a member of its Audit and Finance Committee, from 2005 to 2019. From 2000 through 2017, Dr. Britell served as a director of Crown Holdings, Inc., including as Chairman of the Audit Committee. From 2001 to 2009, Dr. Britell was Chairman and Chief Executive Officer of Structured Ventures, Inc., advisors to U.S. and multinational companies. From 1996 to 2000, Dr. Britell was a senior executive of GE Capital. At GE Capital, she most recently served as the Executive Vice President of Global Consumer Finance and President of Global Commercial and Mortgage Banking. From January 1998 to July 1999, she was President and Chief Executive Officer of GE Capital, Central and Eastern Europe. Before joining GE Capital, she held significant management positions with Dime Bancorp, Inc., HomePower, Inc., Citicorp and Republic New York Corporation. Earlier, she was the founding Chairman and Chief Executive Officer of the Polish-American Mortgage Bank. Dr. Britell’s extensive prior board service also includes serving as Lead Director for Aames Investment Corp., as a trustee for the Teachers Insurance and Annuity Association (TIAA-CREF), including as a member of its Executive, Strategic Planning, and Mortgage Banking Committees, and as a director for Lincoln National Corp., including as a member of its Audit and Governance Committees, in addition to numerous civic and philanthropic boards.

Dr. Britell was selected to serve as a member of our Board of Directors due to her extensive executive and advisory experience, including in corporate governance, corporate finance, capital markets, international business and strategic planning, with multinational corporations operating in complex, regulated industries.

Alan J. Bowers. Mr. Bowers has served as a director of Ocwen since May 2015. Mr. Bowers has also served as a Director of Walker & Dunlop, Inc., a publicly traded commercial real estate finance company, since December 2010, serves as its Lead Director, and serves on its Audit Committee and its Nominating and Corporate Governance Committee (Chair). Mr. Bowers also serves on the board and as Audit Committee Chair of CorePoint Lodging Group, a publicly traded lodging REIT, and serves on its Nominating/Governance and Compensation Committees. From July 2013 to May 2018, Mr. Bowers served as a Director of La Quinta Inns & Suites, a publicly traded hotel chain. From 2006 to 2015, Mr. Bowers served as a Director of American Achievement Corp., a privately-held manufacturer and distributer of graduation products. Prior to Mr. Bowers’ retirement in 2005, he was the President and Chief Executive Officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, from 2001 to 2004. Mr. Bowers was also the President and Chief Executive Officer and a board member of MarketSource Corporation, a marketing and sales support service firm, from 2000 to 2001, and of MBL Life Assurance Corporation, a life insurance company, from 1995 to 1999. Mr. Bowers previously served on the boards and as Audit Committee Chair of Refrigerated Holdings, Inc., a temperature controlled logistics firm (from January 2009 to April 2013); Roadlink Inc., a trucking and logistics firm (from February 2010 to April 2013); and Fastfrate Holdings, Inc., a Canadian trucking and logistics firm (from July 2008 to June 2011), each a privately held company. Mr. Bowers has been a Certified Public Accountant since 1978 and served as Staff Auditor, Audit Partner and Managing Partner, serving a diverse client base during his tenure at Coopers & Lybrand, L.L.P. from 1978 to 1995 and as a Staff Accountant with Laventhol & Horwath, CPAs from 1976 to 1978. Mr. Bowers received his Bachelor of Science in Accounting from Montclair State University and his Master of Business Administration from St. John’s University.

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Mr. Bowers was selected to serve as a member of our Board of Directors because he brings to our Board over thirty years of experience in accounting and executive management, including experience on the audit committees of private companies and Securities and Exchange Commission registrants. Mr. Bowers’ accounting expertise and diverse corporate management experience are assets to our Board.

Jacques J. Busquet. Mr. Busquet has served as a director of Ocwen since January 2016. Mr. Busquet was formerly Chief Risk Officer and Managing Director of Natixis North America LLC and a member of the Executive Committee from April 2008 to February 2015. Prior to that, Mr. Busquet was Executive Vice President and member of the Executive Committee of Calyon Americas (formerly Credit Lyonnais Americas) in charge of Risks, Compliance, Legal, Regulatory Affairs and Asset Recovery from 1998 to March 2008. Since July 1, 2016, Mr. Busquet has served as a director of Mizuho Americas LLC, the US Bank Holding Company of Mizuho Financial Group, Inc. Since 2005, Mr. Busquet has served as a director of Prolitec Inc., a privately-held commercial air scenting company. From 2012 to March 2015, Mr. Busquet was a trustee of the Institute of International Bankers. From 2003 to 2009, Mr. Busquet was a trustee of the African Wildlife Foundation and the Chair of its Audit Committee for two years. Mr. Busquet has a Master of Business Administration in Finance from each of The Wharton School of the University of Pennsylvania and Hautes Études Commerciales (HEC), Paris.

Mr. Busquet was selected to serve as a member of our Board of Directors because with his broad experience as an officer in charge of risks in his prior positions, Mr. Busquet brings to our Board valuable insight into risk management and compliance issues. His experience working in financial institutions provides him with a deep understanding of the financial services industry. We also benefit from his corporate management experience.

Glen A. Messina. Mr. Messina has served as President and Chief Executive Officer and as a director of Ocwen since October 2018. He previously served as the President and Chief Executive Officer of PHH Corporation (“PHH”) from January 2012 to June 2017 and Chief Operating Officer of PHH from July 2011 to December 2011. Mr. Messina also served as a director of PHH from January 2012 to June 2017 and as a consultant to PHH through March 2018. Prior to joining PHH, Mr. Messina spent 17 years at General Electric Company (“GE”), most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business, from 2008 until July 2011.

Mr. Messina was selected to serve on our Board of Directors because of his extensive operational and leadership experience, including his service as both our President and Chief Executive Officer and his service as a director and the President and Chief Executive Officer of PHH.

DeForest B. Soaries Jr. Dr. Soaries has served as a director of Ocwen since January 2015. Dr. Soaries has served as Senior Pastor of First Baptist Church of Lincoln Gardens since 1990. He formerly served as New Jersey Secretary of State from 1999 to 2002 and as Chair of the United States Election Assistance Commission from 2004 to 2005. Dr. Soaries was a director of New Era Bank from 1996 to 1998. He currently serves as an independent director at Independence Realty Trust, a publicly traded real estate investment trust, a position he has held since February 2011 and is Chair of the Compensation Committee. Dr. Soaries has also served as an independent director of the Federal Home Loan Bank of New York since January 2009, where he is Chair of the Compensation and Human Resources Committee and also serves as a member of the Technology Committee and the Housing Committee. Dr. Soaries earned a Bachelor of Arts from Fordham University, a Master of Divinity from Princeton Theological Seminary and a Doctor of Ministry from United Theological Seminary.

Dr. Soaries was selected to serve as a member of our Board of Directors due to his experience in the financial services industry, including as a board member of a public financial services company. Dr. Soaries brings a unique perspective as a religious and community leader focused on the issues facing struggling borrowers and communities.

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Kevin Stein. Mr. Stein has served as a director of Ocwen since February 2019. He is a Senior Managing Director of EJF Capital LLC. From March 2017 to December 2019, Mr. Stein served as Chief Executive Officer of Resolution Analytica Corp., a buyer of commercial judgments. From March 2016 through March 2017, he served as Senior Managing Director of KCK US, Inc., a private equity firm. Mr. Stein was previously a Managing Director in the Financial Institutions Group of Barclays until 2016. Prior to joining Barclays in 2011, Mr. Stein was a Partner at FBR Capital Markets & Co. From 1994 to 2004, Mr. Stein was an executive of GreenPoint Financial Corporation, a bank holding company. Prior to joining GreenPoint in 1994, Mr. Stein was an Associate Director of the Federal Deposit Insurance Corporation, Division of Resolutions. Mr. Stein is the Audit Chair of Dime Community Bancshares, Inc., and has served as a director since December 2017. Mr. Stein also served as a director of PHH from June 2017 until its acquisition by the Company in October 2018. Mr. Stein is also a director and Chair of the Audit Committee of Bedford Stuyvesant Restoration Corporation.

Mr. Stein was selected to serve as a member of our Board of Directors due to his knowledge regarding the financial services industry and his mortgage servicing experience, including his prior service as a director of PHH.

Retiring Director

Robert J. Lipstein. Mr. Lipstein has served as a director of Ocwen since March 2017. Since May 2019, Mr. Lipstein has served as a board member and the Audit Committee Chair of Seacoast Banking Corp. Mr. Lipstein was formerly a partner with KPMG LLP and served as the Global IT Partner in Charge of Business Services from 2014 to 2016 and as an Advisory Business Unit Partner in Charge for its Mid-Atlantic Region from 2009 to 2014. His career at KPMG LLP began in 1977. In January 2017, he became a director at CrossCountry Consulting, a privately-held consulting firm that focuses on corporate advisory services. Since January 2013, he has served as an Advisory Board Member of the Weinberg Center for Corporate Governance at the University of Delaware. Mr. Lipstein has a Bachelor of Science in Accounting from the University of Delaware.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Each director is expected to dedicate sufficient time, energy and attention to ensure diligent performance of his or her duties, including by attending annual meetings of the shareholders of the Company, and meetings of the Board and Committees of which he or she is a member.

Our Board of Directors held 14 meetings and acted by unanimous written consent six times in 2019. Each incumbent director who served as a director during 2019 attended at least 75% of the aggregate of these meetings and all meetings held by all committees of our Board of Directors on which he or she served during 2019. Directors are expected to attend the annual meeting of shareholders (including via electronic participation) and a director who is unable to attend is expected to notify the Company Secretary in advance of such meeting. Our 2019 Annual Meeting of Shareholders was attended by all directors in office on the date thereof.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our Board of Directors must be independent in accordance with the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee and the Board of Directors review independence upon appointment and annually review the direct and indirect relationships that each director has with Ocwen based in part on responses provided by our directors to a questionnaire that incorporates the independence standards established by the New York Stock Exchange. Only those directors who satisfy the independence standards and who are determined by our Board of Directors to have no material relationship with Ocwen (either directly or as a partner, shareholder or officer of an organization that has a relationship with Ocwen) are considered independent. Following the Nomination/Governance Committee’s review and findings, the Nomination/Governance Committee and our Board of Directors have affirmatively determined that Ms. Caldwell, Messrs. Bowers, Busquet, and Stein, and Drs. Britell and Soaries are independent directors. In addition, our Board of Directors has previously determined that Mr. Salcetti, who served as a director through July 31, 2019, qualified as an independent director, and Mr. Lipstein, who is retiring immediately prior to the Annual Meeting, is an independent director.

Annual Board Evaluation

Our Corporate Governance Guidelines and Nomination/Governance Committee Charter provide that the Nomination/Governance Committee will oversee an annual self-assessment of the performance of the Board of Directors as a whole and the performance of each committee of the Board of Directors. The evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions and to identify opportunities for improving their operations and procedures. Our 2019 performance self-assessments were conducted in the first quarter of 2020.

Board Leadership Structure

The Board of Directors believes that separating the positions of Chief Executive Officer and Chair of the Board of Directors is the best structure to fit the Company’s needs at this time. However, our Board of Directors does not believe that it is in the best interests of the Company and our shareholders to mandate the separation of the offices of Chair of the Board of Directors and Chief Executive Officer. Rather, our Board of Directors retains the discretion to make determinations on this matter from time to time as may be in the best interests of the Company and our shareholders. As Chair of the Board, Ms. Caldwell leads the Board of Directors and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. As our President and Chief Executive Officer, Mr. Messina is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board of Directors.

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Committees of the Board of Directors

Our Board of Directors has the following standing committees: an Audit Committee, a Compensation and Human Capital Committee, a Nomination/Governance Committee, a Risk and Compliance Committee, and an Executive Committee. The table below lists the current members of each of these committees. A brief description of each committee is provided below the table.

Name	Age(1)	Director Since	Audit Committee	Compensation and Human Capital Committee	Nomination/ Governance Committee	Risk and Compliance Committee	Executive Committee
Alan J. Bowers	65	2015	X(2)			X
Jacques J. Busquet	71	2016		X		X(2)	X
Jenne K. Britell	77	2019		X	X
Phyllis R. Caldwell	60	2015			X(2)		X(2)
Robert J. Lipstein(3)	64	2017	X
Glen A. Messina	58	2018					X
DeForest B. Soaries, Jr.	68	2015		X(2)	X
Kevin Stein	58	2019	X			X

(1) As of April 15, 2020

(2) Committee Chair

(3) In connection with his retirement from our Board of Directors at the Annual Meeting, Mr. Lipstein will step down from his membership on the Audit Committee.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, and reviews and advises our Board of Directors with respect to matters involving accounting, auditing, and financial reporting, among other things. Audit Committee oversight also includes the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls. The Audit Committee also provides oversight of the internal audit function and is responsible for ensuring the Company has appropriate procedures in place for the receipt and review of confidential and anonymous reports of questionable accounting or auditing matters. Additionally, the Audit Committee reviews the scope and results of the annual audit conducted by the independent registered public accounting firm.

The current members of the Audit Committee are Messrs. Bowers (Chair), Lipstein and Stein. Each member of our Audit Committee (i) is independent as independence for audit committee members is defined in the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, (ii) is financially literate, (iii) possesses accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange and (iv) qualifies as an audit committee financial expert, as such term is defined in the applicable rules of the Securities and Exchange Commission. No current member of the Audit Committee serves on the audit committee of more than three other public companies.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Audit Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met 11 times in 2019.

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Compensation and Human Capital Committee. The Compensation and Human Capital Committee (Compensation Committee) of our Board of Directors oversees our compensation and employee benefit plans and practices. In furtherance thereof, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including the President and Chief Executive Officer, evaluates our executive officers’ performance in light of those goals and objectives and approves our executive officers’ compensation based on their evaluations. In addition, the Compensation Committee oversees the review and approval of awards made to our non-executive officer employees that participate in our cash and equity incentive programs. The Compensation Committee is empowered to review and to administer awards under the 2007 Equity Incentive Plan, under which no new awards may be granted but previously granted awards remain outstanding, and the 2017 Performance Incentive Plan. The Compensation Committee has the authority to retain, at the Company’s expense, compensation consultants, independent counsel or other advisers as it deems necessary in connection with its responsibilities. The Compensation Committee may form and delegate authority to subcommittees when it deems it to be appropriate. The role of the Compensation Committee and our processes and procedures for the consideration and determination of executive and director compensation are described in more detail below under “Board of Directors Compensation” and “Compensation Discussion and Analysis,” respectively.

The current members of the Compensation Committee are Dr. Soaries (Chair), Mr. Busquet and Dr. Britell. Each of these directors is independent as independence for Compensation Committee members is defined in the listing standards of the New York Stock Exchange. In addition, each member of the Compensation Committee also qualifies as a “non-employee” director as defined in Rule 16b-3 of the Securities and Exchange Commission and as an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Compensation Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met nine times in 2019.

Compensation Committee Interlocks and Insider Participation. Dr. Soaries, Messrs. Busquet and Lipstein, and Dr. Britell served as members of the Compensation Committee during 2019. None of such members were, at any time during the 2019 fiscal year or at any previous time, an officer or employee of the Company. None of our executive officers have served on the Board of Directors or Compensation Committee of any other entity that has or had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2019 fiscal year. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of candidates to serve as Directors and Committee members for our Board of Directors, advises our Board of Directors with respect to director composition, procedures and committees, recommends a set of corporate governance principles to our Board and oversees the evaluation of our Board of Directors and our management.

The current members of the Nomination/Governance Committee are Ms. Caldwell (Chair) and Drs. Britell and Soaries. Each member of our Nomination/Governance Committee is independent as defined in the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Nomination/Governance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met 13 times in 2019.

Risk and Compliance Committee. The Risk and Compliance Committee of our Board of Directors provides assistance to the Board of Directors with (i) review of risks that could affect the ability of the Company to achieve its strategies and preserve its assets, (ii) oversight of an enterprise risk management infrastructure to identify, measure, monitor and report on the risks the Company faces, (iii) oversight of our compliance function, including our compliance management system, and (iv) oversight of our compliance with applicable laws, rules and regulations governing our consumer-oriented businesses, including Federal consumer financial laws and applicable state laws. The Risk and Compliance Committee also provides assistance to the Board of Directors with the review, approval and oversight of related party transactions pursuant to our Related Party Transactions Approval Policy.

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The current members of the Risk and Compliance Committee are Messrs. Busquet (Chair) and Messrs. Bowers and Stein, all of whom are independent directors as defined in the listing standards of the New York Stock Exchange.

Our Risk and Compliance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Risk and Compliance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter will be amended and the revised version posted on our website. This Committee met eight times in 2019.

Executive Committee. Our Executive Committee is generally responsible to act on behalf of our Board of Directors during the intervals between meetings of our Board of Directors, if necessary. The current members of the Executive Committee are Ms. Caldwell (Chair) and Messrs. Messina and Busquet.

Other Committees. Our Board of Directors has the authority to form additional standing or temporary committees, and delegate appropriate authority to such committees if and when the Board determines that it is advisable to do so. In addition, the Board may, from time to time, determine that a standing committee should be dissolved or re-organized in order to more efficiently serve the Company’s corporate governance needs.

Director Nomination Process

The Nomination/Governance Committee periodically assesses the appropriate size and composition of the Board of Directors, including whether any vacancies on the Board of Directors are anticipated. If vacancies are anticipated, various potential candidates for director are identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, shareholders or industry sources.

Since January 1, 2015, the Nomination/Governance Committee has recommended, and the Board of Directors has appointed, eight new independent directors, including three new independent directors appointed in 2015, two new independent directors appointed in 2016, one new independent director appointed in 2017, and two new independent directors appointed in 2019. Effective May 30, 2019, our Board of Directors fixed the number of directors at nine. Following the retirement of Mr. Salcetti effective July 31, 2019, our Board has had eight directors. As Mr. Lipstein has informed the Board of Directors that he does not intend to stand for re-election and is retiring from the Board of Directors immediately prior to the Annual Meeting, our Board of Directors has fixed the number of directors at seven, effective immediately prior to the commencement of the Annual Meeting.

In evaluating nominees for Director, our Nomination/Governance Committee takes into account the applicable requirements for directors under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. In addition, our Nomination/Governance Committee takes into account such factors as experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness and ability to devote adequate time and effort to Board responsibilities and the interplay of the candidate’s qualifications and experience with the qualifications and experience of other members of our Board of Directors. In February 2019, we revised our prior policy that directors who have reached the age of 78 may generally not be nominated, as we believe it is more beneficial to focus on the qualifications, experience, and performance of our directors and director nominees and consider Board refreshment from a broader perspective than the age of individual directors. We also consider the number of other boards on which a nominee sits. The Company’s general policy is to limit the number of other public company boards of directors upon which a director may sit to four. The Board of Directors retains discretion to appoint or nominate for election by the shareholders individuals who sit on more than four other public company boards of directors if the Board of Directors considers the addition of such individual to the Board of Directors to be in the best interests of the Company and its shareholders. Our Nomination/Governance Committee evaluates all of the factors outlined above, as well as any other factors it deems to be appropriate, and recommends candidates that it believes will enhance our Board of Directors and benefit the Company and our shareholders. It is the policy of our Nomination/Governance Committee to consider candidates for director recommended by shareholders, but the Nomination/Governance Committee has no obligation to recommend such candidates. A copy of our Corporate Governance Guidelines is available on our website at www.ocwen.com.

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Pursuant to the Board of Director’s Diversity Policy, the Nomination/Governance Committee considers diversity when it recommends director nominees to the Board of Directors. We view diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee considers diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending director nominees to the Board of Directors with the objective of achieving a Board with diverse business and educational backgrounds. In addition, the Board recognizes the value of including perspectives shaped by diverse ethnicities, geographic origins and genders in building an inclusive corporate culture that reflects and supports Ocwen’s diverse customer base and global workforce. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company’s strategic and governance needs. The Nomination/Governance Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board of Directors from time-to-time, as appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

In evaluating a particular candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee and other expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nomination/Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nomination/Governance Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview process, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation of the Nomination/Governance Committee. Should a shareholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no shareholder or group of shareholders has put forth any director nominees for the Annual Meeting.

If you wish to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you may do so by written notice to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Such notice must contain all the information set forth in Section 2.2 of our Bylaws and comply with the procedures and deadline set forth therein. See “Submission of Shareholder Proposals for 2021 Annual Meeting,” below for additional information about this process.

Prohibition against Short Sales, Hedging and Margin Accounts

Our Insider Trading Prevention Policy prohibits any director, officer or employee from engaging in any short sale of the Company’s stock, establishing and using a margin account with a broker-dealer for the purpose of buying or selling Company stock, pledging Company securities as collateral for a loan, buying or selling puts or calls on the Company’s stock, or engaging in any other transaction that hedges the economic risk associated with ownership of the Company’s securities. This policy is designed to encourage investment in the Company’s stock for the long term, on a buy and hold basis, and to discourage active trading or short-term speculation and applies regardless of whether such Company securities were (i) granted to the director, officer or employee as part of their compensation or (ii) held directly or indirectly by the director, officer or employee.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to help ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as director qualifications, board of director and committee composition, director responsibilities, director access to management and independent advisers, director compensation, director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Corporate Governance Guidelines are available on our website at www.ocwen.com. Our Nomination/Governance Committee reviews our Corporate Governance Guidelines annually and recommends amendments to the Board of Directors for approval.

The Board of Directors has also adopted a Clawback Policy as further described under “Clawback Policy” in the “Executive Compensation” section below.

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Executive Sessions of Non-Management Directors

Ms. Caldwell chairs executive sessions of the full Board of Directors. Our non-management directors met in executive sessions of the full Board without management during seven meetings in 2019. In addition, our Audit and Risk and Compliance Committees generally met in executive session at each regularly scheduled quarterly meeting and on other occasions when the members believed it was advisable to do so.

Meetings with Management Independent of the Chief Executive Officer

Our Chair, the chairs of our committees and our other directors meet with various members of management, without the Chief Executive Officer present, to discuss matters relevant to the business of the Company. For example, in addition to discussions with members of senior management, the chair of the Audit Committee meets independently with the Chief Audit Executive, our independent auditors and the General Counsel from time to time and the chair of the Risk and Compliance Committee meets independently with the Chief Risk and Compliance Officer and the General Counsel from time to time. Our directors have also visited various of our U.S. and international sites to meet generally with employees and senior management in those locations.

Communications with Directors

If you desire to communicate with our Board of Directors or any individual director regarding Ocwen, you may do so by writing to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. You may communicate anonymously or confidentially and may also indicate whether you are a shareholder, customer, supplier, or other interested party.

You may also write to our Board of Directors through our website at http://shareholders.ocwen.com/contactBoard.cfm.

Shareholders and other interested parties may communicate directly with the Audit Committee and the non-management directors of the Board of Directors by calling our hotline, which is administered by a third party, at 1-800-884-0953. The Chair of the Audit Committee has been designated to receive such communications.

Communications received in writing are distributed to our Board of Directors or to individual directors, as the General Counsel and Secretary deem appropriate, depending on the facts and circumstances outlined in the communication received. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

●	Service or product complaints
●	Service or product inquiries
●	New service or product suggestions
●	Resumes and other forms of job inquiries
●	Surveys
●	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal, repetitive, irrelevant to the Board of Directors or similarly unsuitable will be excluded, provided that any communication that is filtered out will be made available to any non-management director upon request.

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Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees as required by the New York Stock Exchange rules. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. Any waivers from either the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or a Board Committee and must be promptly disclosed. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our web site at www.ocwen.com. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on our website.

Risk Management and Oversight Process

One of our Board of Directors’ key responsibilities is the oversight of risk associated with the Company. Certain of these responsibilities have been delegated to specific Committees, in which case the Board oversees the work of the Committee. As discussed above, our Risk and Compliance Committee is responsible for monitoring the Company’s enterprise risk management framework, and regularly meets with the Chief Risk and Compliance Officer to discuss risk exposures and mitigation plans. This Committee monitors the Company’s evaluation and management of risks, including operational risk, regulatory compliance risks and cybersecurity risks, through reviews with management and it reviews and approves related party transactions. The Audit Committee monitors the Company’s financial risks through regular reviews of the Company’s financial activities with management and internal and external auditors. The Nomination/Governance Committee monitors the Company’s governance risk by regular review with management. The Compensation Committee monitors the Company’s compensation policies and related risks by regular reviews with management. The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure with the President and Chief Executive Officer and other members of senior management, including our Chief Risk and Compliance Officer, having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and its Committees providing oversight in connection with these efforts.

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BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received for fiscal year 2019 by each member of our Board of Directors who was not employed by us or one of our subsidiaries and who served as a director during fiscal year 2019 (our “non-management directors”).

Name	Fees Earned Or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)
Phyllis R. Caldwell	176,000	100,000	276,000
Jenne K. Britell (4)	74,460	125,205	199,665
Alan J. Bowers	123,500	100,000	223,500
Jacques J. Busquet	124,500	100,000	224,500
Carol J. Galante (5)	38,118	—	38,118
Robert J. Lipstein	103,651	100,000	203,651
Robert A. Salcetti (6)	62,686	100,000	162,686
DeForest B. Soaries, Jr.	112,000	100,000	212,000
Kevin Stein (4)	79,657	125,205	204,862

(1)	Amounts reported for stock awards represent the aggregate grant date fair value of awards granted during fiscal 2019 under the 2017 Performance Incentive Plan (the “2017 Plan”) computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We based the grant date fair value of stock awards on the closing price of our common stock on the New York Stock Exchange on the date of grant of the awards.

(2)	On May 30, 2019, our non-management directors received equity awards under the 2017 Plan for their service for the 2019-2020 term. Each award had a grant date fair value totaling $100,000 (with immaterial incremental value resulting from rounding to the next whole share). Each director received 62,500 restricted stock units (“RSUs”) vesting May 30, 2020 in the event each director attends at least 75% of applicable Board and committee meetings.

(3)	Our non-management directors have no shares subject to option awards or other equity awards outstanding as of December 31, 2019, other than the RSUs issued May 30, 2019, except the following issued in prior service years to directors deferring their equity compensation pursuant to the Deferral Plan for Directors: Mr. Salcetti held 79,348 RSUs deliverable January 31, 2020 (six months following the termination of his service), and Dr. Soaries holds 12,240 RSUs deliverable six months following the termination of his service and 19,901 RSUs deliverable on January 1, 2023.

(4)	On February 28, 2019, the Board appointed Dr. Britell and Mr. Stein to the Board of Directors and granted each a pro-rated equity award with a grant date fair value of $25,205 corresponding to the period between the date of their appointment and the date of the 2019 Annual Meeting. Each of Dr. Britell and Mr. Stein received 11,778 RSUs which vested on May 30, 2019.

(5)	Ms. Galante retired effective May 30, 2019 immediately prior to the 2019 Annual Meeting. Accordingly, she did not receive a 2019 equity award for 2019-2020 director service.

(6)	Mr. Salcetti retired effective July 31, 2019. As described in Note (2), above, director equity awards will vest May 30, 2020. Under the terms of the awards, a director who retires mid-year must attend 75% of the combined total of (i) Board meetings that occurred while he or she served on the Board during 2019 and (ii) the total number of meetings during 2019 for committees on which the director served immediately prior to retirement. If the 75% threshold is not met, the award will vest in the same proportion as the director’s attendance. Since presently unscheduled meetings may occur from the date of this Proxy Statement through May 30, 2020, it is not possible to determine what percentage of Mr. Salcetti’s $100,000 stock award will vest.

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Standard Compensation Arrangements for Non-Management Directors

The Compensation Committee has the responsibility for determining the form and amount of compensation for our non-management directors. Mr. Messina, our management director, does not receive an annual retainer or any other compensation for his service on the Board of Directors. Non-management directors receive the following compensation for their services on the Board of Directors.

Cash Compensation

In 2019, we provided the following annual cash compensation to our non-management directors in quarterly installments (except as noted below):

●	a retainer of $80,000;
●	an additional $75,000 to the Chair of the Board;
●	an additional $25,000 to the Audit Committee, Compensation Committee, and Risk and Compliance Committee Chairs;
●	an additional $15,000 to the Nomination/Governance Committee Chair; and
●	an additional $12,500 to all Audit Committee, Compensation Committee, and Risk and Compliance Committee members (other than the Chairs).

In addition, our directors receive per-meeting fees of $1,000 per meeting for each meeting in excess of eight meetings of the Board of Directors a year. Similarly, each member of the Compensation Committee receives an additional $1,000 for attending each meeting of the Compensation Committee in excess of eight annually. Our other committee members are not compensated on a per-meeting basis.

Our 2019 Board of Directors fee structure reflects the determination of our Compensation Committee to reduce the cash component of directors’ annual retainer fee from $100,000 to $80,000 and to reduce compensation for service as chair of the Audit, Compensation and Risk & Compliance committees from $30,000 to $25,000, in each case effective as of January 1, 2019.

Effective February 10, 2020, the Compensation Committee determined to increase annual compensation for service as Chair of the Board from $75,000 to $100,000.

Equity Compensation

At our 2017 Annual Shareholder Meeting, our shareholders approved the 2017 Performance Incentive Plan (the “2017 Plan”). Following the 2019 Annual Shareholder Meeting, each non-management member of the Board of Directors was granted an award of restricted stock units (“RSUs”) under the 2017 Plan with a grant date fair value of $100,000 (rounded to the next whole share). The RSUs vest on the one-year anniversary of grant if the director has attended an aggregate of at least 75% of all meetings of the Board of Directors and committees of which the director is a member during such period. Upon vesting, the shares of common stock underlying the RSUs will be issued to the director unless the director has elected to defer delivery in accordance with the Deferral Plan for Directors, as described below. In the event that the director has attended less than an aggregate of at least 75% of all such meetings, such director’s right to ownership will vest on a pro rata basis according to the director’s actual attendance percentage, with the remaining shares forfeited. RSUs are generally non-transferable, confer no voting rights in the underlying shares prior to delivery, and no adjustments will be made for dividends for which the record date is prior to the date of issuance of such shares.

Following our 2020 Annual Shareholder Meeting on May 27, 2020, each non-management member of the Board of Directors will again be granted an equity award with a grant date fair value of $100,000 (rounded to the next whole share), subject to their election to defer, as described further below. In the event we have an insufficient number of shares remaining available under the 2017 Plan at the time of the Annual Meeting, directors will be granted the right to receive cash to the extent of the available share shortfall. Payment of any cash amounts will be made on May 27, 2021 subject to the same vesting and other conditions as the RSUs.

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Deferral Plan for Directors

The Ocwen Financial Corporation Deferral Plan for Directors provides non-management directors with the opportunity to defer the receipt of all or a portion of their equity compensation earned for their service as directors. The plan is administered by the Compensation Committee. Before the end of each calendar year (or, in the case of directors appointed between Annual Meetings, within 30 days of appointment), the non-management directors make an election to defer delivery of either all or a portion of the equity portion of their annual compensation for the following grant year. Directors electing to defer receipt of equity will become vested in the shares underlying a deferred equity award and will receive dividend equivalents to the same extent as they would if the original award had not been deferred.

Each director electing deferral must specify the payment date at the time of election for any shares underlying a deferred award as either (i) the six-month anniversary of the director’s termination date or (ii) any other date elected by the director which is at least two years after the last day of the year of service for which the compensation was awarded. At least thirty days prior to payment of deferred compensation, a director shall elect to receive such payment in the form of either (i) cash in an amount equal to the fair market value of the shares underlying the deferred equity award, or (ii) the shares of common stock underlying the deferred equity award.

Other Compensation Matters

Director compensation may be prorated for a director serving less than a full one-year term such as in the case of a director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with performing their duties, including attending meetings of the Board of Directors and its committees. Director compensation is subject to review and adjustment by the Compensation Committee from time to time.

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EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers. Our executive officers are appointed by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for the appointment of any person as an executive officer. None of our directors and/or executive officers is related to any other director and/or executive officer of Ocwen or any of its subsidiaries by blood, marriage or adoption.

Name	Age(1)	Position(1)
Glen A. Messina	58	President and Chief Executive Officer
Scott W. Anderson	51	Executive Vice President and Chief Servicing Officer
John V. Britti	60	Executive Vice President and Chief Investment Officer
June C. Campbell	62	Executive Vice President and Chief Financial Officer
Albert J. Celini	57	Executive Vice President and Chief Risk and Compliance Officer
Francois Grunenwald	49	Senior Vice President and Chief Accounting Officer
Joseph J. Samarias	48	Executive Vice President, General Counsel and Company Secretary
Arthur C. Walker, Jr.	48	Senior Vice President, Global Tax
Timothy J. Yanoti	57	Executive Vice President and Chief Growth Officer
Dennis Zeleny	64	Executive Vice President and Chief Administrative Officer

(1) All age and position information set forth herein is as of April 15, 2020.

The principal occupation for at least the last five years, as well as certain other biographical information, for each of our executive officers who is not a director is set forth below.

Scott W. Anderson. Mr. Anderson has served as Executive Vice President and Chief Servicing Officer since 2009, and his career with Ocwen has spanned over twenty years. Prior to his current role, he served as Senior Vice President, Residential Assets since November 2001. Prior to joining Ocwen in November 1993, Mr. Anderson was employed by CIGNA. He holds a Bachelor of Arts in Economics from Bowdoin College.

John V. Britti. Mr. Britti has served as Executive Vice President and Chief Investment Officer since June 2014. From July 1, 2018 through October 3, 2018, he also served as interim Chief Executive Officer. From September 2016 to February 2017, he served as the Interim Head of Risk Management. He previously served as Chief Financial Officer from March 2012 to June 2014 and Executive Vice President of Ocwen responsible for Finance and Business Development from January 2011 to March 2012. He has been with Ocwen since January 2011. Prior to joining Ocwen, Mr. Britti was Chief Operating Officer for mortgage insurer RMIC from 2005 to 2011. Mr. Britti held two positions at Freddie Mac as a Vice President running Field Sales and Pricing & Structured Transactions. Mr. Britti has also been a Vice President at Capital One running Thrift and Mortgage Operations. After business school, Mr. Britti worked at McKinsey & Company in its financial services industry group. He holds a Bachelor of Arts in Economics from the University of Maryland and a Master of Business Administration from Dartmouth’s Amos Tuck School.

June C. Campbell. Ms. Campbell has served as Executive Vice President and Chief Financial Officer since March 2019. Ms. Campbell joined Ocwen from GE Capital, the financial services unit of General Electric Company, where she held multiple senior management positions in Finance, Capital Markets and Operations during her more than 20-year career at the company. Most recently, she served as Managing Director, Global Capital Markets, a position she held since 2014. Ms. Campbell’s prior roles included serving as Chief Operating Officer for GE Capital Canada from 2011 to 2014 and Chief Financial Officer of GE Capital Real Estate Canada from 2008 to 2011. She holds a Bachelor of Science from Simmons College and a Master of Business Administration from the University of Chicago.

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Albert J. Celini. Mr. Celini has served as Executive Vice President and Chief Risk and Compliance Officer since May 2019. From the closing of Ocwen’s acquisition of PHH Corporation in October 2018 until May 2019, he served as Senior Vice President and Chief Risk and Compliance Officer. From November 2017 through October 2018, he served as the Chief Risk and Compliance Officer of PHH Corporation. From May 2017 through October 2018, he served as a risk management consultant to the mortgage industry with Newbold Advisors LLC, a professional services firm, and from June 2016 through April 2017, with Common Securitization Solutions LLC (a joint venture between Fannie Mae and Freddie Mac). He also previously held executive roles at Sun National Bank, Freddie Mac, and Ally Bank (formerly GMAC Bank). Mr. Celini is a Certified Public Accountant and received a Bachelor of Science in Accounting from Fordham University.

Francois Grunenwald. Mr. Grunenwald has served as our Senior Vice President and Chief Accounting Officer since August 2019. Prior to joining Ocwen, he spent the prior 20 years at PricewaterhouseCoopers, where he served in various accounting and financial advisory roles with a focus on financial services clients, including for the last 12 years as a Partner. Mr. Grunenwald is a Certified Public Account and holds a Master’s degree in Finance and Banking from the University of Paris II Panthéon-Assas.

Joseph J. Samarias. Mr. Samarias has served as Executive Vice President and General Counsel since April 2019. He previously served as Senior Vice President, Deputy General Counsel of Ocwen since 2013. He also serves as the Company’s Chief Ethics Officer, and was appointed Company Secretary in April 2020. Prior to joining Ocwen, from 2009 to 2013, Mr. Samarias was a senior attorney with the Treasury Department’s Office of Financial Stability (“OFS”). From 2012 to 2013, he served as Chief Counsel of OFS where he was responsible for directing all legal activities of the Troubled Asset Relief Program, and served as the chief legal advisor to the Assistant Secretary for Financial Stability. Prior to his government service, Mr. Samarias was a litigator with several international law firms from 1997 to 2009. He holds a Bachelor of Arts from Vanderbilt University, a Juris Doctor from Washington University School of Law, and is a member of the bars of the Commonwealth of Virginia and the District of Columbia, as well as a Florida Authorized House Counsel, and a New Jersey In-House Counsel.

Arthur C. Walker, Jr. Mr. Walker serves as our Senior Vice President, Global Tax and has been with Ocwen since August 2013. In that capacity he leads all the tax department functions for Ocwen. Mr. Walker has over nineteen years of tax experience advising public companies on domestic and international tax matters. Prior to joining Ocwen, Mr. Walker was a tax partner with the law firm of Mayer Brown LLP and had been with Mayer Brown for fourteen years. Mr. Walker has advised companies in many different industries throughout his career including financial services, technology, software, service provider, pharmaceutical, transportation, healthcare, and manufacturing. His tax practice experience has included planning, intercompany transfer pricing, structuring / restructuring of business operations, offshore intangibles, contract manufacturing, cross-border financing, mergers and acquisitions, legislation, private letter rulings, examinations and administrative appeals. Mr. Walker holds a Bachelor of Science in Business Administration from Georgetown University’s McDonough School of Business and a Juris Doctor and Master of Laws in Taxation from Georgetown University Law Center.

Timothy J. Yanoti. Mr. Yanoti has served as Executive Vice President and Chief Growth Officer since November 2018. From 2014 through 2018, he served as Co-Chairman and President of American Financial Resources, a residential mortgage originations company with over 500 employees operating in all 50 states. From 2011 through 2014, he was Senior Vice President, Head of Securitization for Fannie Mae where he was responsible for developing the Common Securitization Platform for the GSEs. Prior to joining Fannie Mae, Mr. Yanoti served as Managing Director, Head of Mortgage Banking of Knight Capital Group, a global financial services firm, and Senior Managing Director, Head of Capital Markets of National City Corporation. During his career Mr. Yanoti has also held several leadership roles at General Electric Company, including Head of Global Securitization of GE Capital and Head of Capital and Secondary Markets of GE Mortgage. Prior to entering the finance and banking industry he worked as an aerospace and software engineer. He received a Bachelor of Science from Clarkson University and a Master of Business Administration from Cornell University.

Dennis Zeleny. Mr. Zeleny has served as Executive Vice President and Chief Administrative Officer since August 2019. In that capacity, he oversees Ocwen’s global human resources function, corporate communications, facilities, and diversity and inclusion programs. From January through August 2019, Mr. Zeleny served Ocwen as a human resources consultant. From 2012 through 2019, Mr. Zeleny provided executive Human Capital consulting services including co-CEO Center on Executive Compensation, and an Interim CHRO for Hertz. He previously held the role of Chief Administrative or Chief Human Resources Officer at Sunoco, Caremark, and DuPont, oversaw global human resources at Honeywell and served 17 years at PepsiCo. Mr. Zeleny also served on the Board of HRPA, Cornell ILR Advisory Board, SXL and SCX, NYSE publicly traded companies. He received a B.S. from Cornell University and an M.S. from the Graduate School of Business at Columbia University.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Equity Securities

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2020 by:

●	each of our directors and director nominees;
●	each named executive officer; and
●	all of our directors and current executive officers as a group.

Each of Ocwen’s directors, director nominees and named executive officers may be reached through Ocwen Corporate Headquarters at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

The following table also sets forth information with respect to each person known by Ocwen to beneficially own more than five percent of the outstanding shares of its common stock.

The table is based upon information supplied to us by directors and executive officers and filings under the Securities Exchange Act of 1934, as amended. We have based our calculation of the percentage of beneficial ownership on 129,683,377 shares of our common stock outstanding as of April 15, 2020, unless otherwise noted.

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Shares Beneficially Owned(1)
Name and Address of Beneficial Owner:	Amount of Beneficial Ownership	Percent of Class
Deer Park Road Management Company, LP(2) 1195 Bangtail Way Steamboat Springs, CO 80487	13,356,147	10.3%
Leon G. Cooperman(3) St. Andrew’s Country Club 7118 Melrose Castle Lane Boca Raton, FL 33428	12,193,460	9.4%
BlackRock Inc.(4) 55 East 52nd Street New York, NY 10055	9,514,671	7.3%
Roberto Marco Sella(5) 2929 Arch Street, Suite 325 Philadelphia, PA 19104	6,821,474	5.3%

Directors and Named Executive Officers:
Scott W. Anderson(6)	253,326	*
Alan J. Bowers(7)	151,715	*
Jenne K. Britell(8)	113,858	*
Jacques J. Busquet(9)	136,717	*
Phyllis R. Caldwell(10)	285,651	*
June C. Campbell(11)	83,377	*
Catherine M. Dondzila(12)	—	*
Robert J. Lipstein(13)	333,052	*
Glen A. Messina(14)	674,242	*
DeForest B. Soaries, Jr.(15)	59,447	*
Kevin Stein(16)	104,278	*
Timothy J. Yanoti(17)	107,785	*
Dennis Zeleny(18)	5,000	*
All Current Directors and Executive Officers as a Group (17 persons)(19)	2,777,229	2.1%

*	Less than 1%

(1)	For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she has the right to acquire such common stock within 60 days of April 15, 2020 and directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the reported shares. No shares have been pledged as security by the named executive officers or directors.

(2)	Deer Park Road Management Company, LP: Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2020, reporting securities deemed to be beneficially owned as of December 31, 2019, by Deer Park Road Management Company, LP (“Deer Park”); Deer Park Road Management GP, LLC (“DPRM”); Deer Park Road Corporation (“DPRC”); Michael Craig-Scheckman (“Mr. Craig-Scheckman”); AgateCreek LLC (“AgateCreek”); and Scott Edward Burg (“Mr. Burg”), each of which reports shared voting and dispositive power of 13,356,147 shares held for the account of STS Master Fund, Ltd. (the “STS Master Fund”), which is an exempted company organized under the laws of the Cayman Islands. Deer Park serves as investment adviser to the STS Master Fund and, in such capacity, exercises voting and investment power over the shares held in the account for the STS Master Fund. DPRM is the general partner of Deer Park. Each of DPRC and AgateCreek is a member of DPRM. Mr. Craig-Scheckman is the Chief Executive Officer of each of Deer Park and DPRC and the sole owner of DPRC. Mr. Burg is the Chief Investment Officer of Deer Park and the sole member of AgateCreek.

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(3)	Mr. Cooperman: Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2020 reporting securities beneficially owned as of December 31, 2019. Mr. Cooperman is the Managing Member of Omega Associates, L.L.C. (“Associates”), a limited liability company organized under the laws of the State of Delaware. Associates is a private investment firm formed to invest in and act as general partner of investment partnerships or similar investment vehicles. Associates is the general partner of a limited partnership organized under the laws of Delaware known as Omega Capital Partners, L.P. (“Capital LP”), a private investment firm comprised of Cooperman family funds engaged in the purchase and sale of securities for investment for its own account. Mr. Cooperman is the ultimate controlling person of Associates and Capital LP. Mr. Cooperman is married to an individual named Toby Cooperman, and has an adult son named Michael S. Cooperman. Mr. Cooperman has investment authority over the shares held by Toby Cooperman and Michael S. Cooperman. Mr. Cooperman reports sole voting and dispositive power with respect to 12,193,460 shares, which consists of 10,193,460 shares owned by Capital LP, 1,000,000 shares owned by Mr. Cooperman, 500,000 shares owned by Toby Cooperman, and 500,000 shares owned by Michael S. Cooperman.

(4)	BlackRock, Inc.: Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2020 reporting securities deemed to be beneficially owned as of December 31, 2019, by BlackRock, Inc. Pursuant to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 9,129,512 shares and sole dispositive power over 9,514,671 shares and is reporting beneficial ownership of the shares as the parent holding company or control person of BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC.

(5)	Mr. Sella: Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2020 reporting securities beneficially owned as of December 31, 2019, Mr. Sella reports sole voting and dispositive power with respect to 6,480,400 shares, consisting of 6,139,326 shares held of record by Roberto Marco Sella and 341,074 shares held of record by LL Charitable Foundation, of which Mr. Sella serves as President. Mr. Sella reports shared voting and dispositive power with respect to 341,074 shares held of record by the Roberto Sella 2012 Family Trust (the “Trust”). Francine Sella, Mr. Sella’s spouse, and Mr. Sella’s minor children are beneficiaries of the Trust. Francine Sella is a co-trustee of the Trust and in such capacity, Francine Sella has voting power over and power to dispose of the 341,074 shares of Common Stock held by the Trust. Mr. Sella is not a beneficiary of the Trust.

(6)	Mr. Anderson serves as Executive Vice President and Chief Servicing Officer. Includes shares underlying 55,272 options which are presently exercisable and 16,875 options which could become exercisable within 60 days of April 15, 2020.

(7)	Mr. Bowers serves as a director. Includes shares underlying 62,500 RSUs which will vest May 27, 2020 subject to certain conditions relating to the individual’s service as a director.

(8)	Dr. Britell serves as a director. Includes shares underlying 62,500 RSUs which will vest May 27, 2020 subject to certain conditions relating to the individual’s service as a director. Also includes 39,580 shares held by trust.

(9)	Mr. Busquet serves as a director. Does not include shares underlying 62,500 RSUs which will vest May 27, 2020 subject to certain conditions relating to the individual’s service as a director but which are not settleable until June 1, 2022.

(10)	Ms. Caldwell serves as Chair of the Board of Directors. Includes shares underlying 62,500 RSUs which will vest May 27, 2020 subject to certain conditions relating to the individual’s service as a director.

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(11)	Ms. Campbell serves as Executive Vice President and Chief Financial Officer. Includes shares underlying 11,060 options which are presently exercisable and 19,201 restricted stock units which could vest within 60 days of April 15, 2020. Also includes 47,638 shares held jointly with spouse.

(12)	Ms. Dondzila served as principal financial officer from July 17, 2018 through March 3, 2019.

(13)	Mr. Lipstein serves as a director. Includes shares underlying 62,500 RSUs which will vest May 27, 2020 subject to certain conditions relating to the individual’s service as a director. Mr. Lipstein has announced his retirement from the Board, effective immediately prior to the commencement of the Annual Meeting.

(14)	Mr. Messina serves as President, Chief Executive Officer, and a director. Includes shares underlying 88,996 options which are presently exercisable. Also includes 308,300 shares held jointly with spouse.

(15)	Dr. Soaries serves as a director. Does not include shares underlying 62,500 RSUs which will vest May 27, 2020 subject to certain conditions relating to the individual’s service as a director but which are not settleable until the six-month anniversary of the director’s termination of service, 12,240 shares underlying vested RSUs which are not settleable until the six-month anniversary of the director’s termination of service, and 19,901 shares underlying vested RSUs which are not settleable until January 1, 2023.

(16)	Mr. Stein serves as a director. Includes shares underlying 62,500 RSUs which will vest May 27, 2020 subject to certain conditions relating to the individual’s service as a director. Also includes 30,000 shares held by trust.

(17)	Mr. Yanoti serves as Executive Vice President and Chief Growth Officer. Includes shares underlying 27,131 options which are presently exercisable and 23,255 restricted stock units which could vest within 60 days of April 15, 2020. Also includes 10,000 shares held by spouse.

(18)	Mr. Zeleny serves as Executive Vice President and Chief Administrative Officer.

(19)	Includes shares underlying 355,041 stock options which are presently exercisable, 26,250 stock options which could become exercisable within 60 days, and 42,456 restricted stock units which could vest within 60 days of April 15, 2020. Excludes shares beneficially owned by Catherine D. Dondzila, who is a Named Executive Officer for SEC purposes but not a current executive officer, and includes shares beneficially owned by John V. Britti, Albert. J Celini, Joseph J. Samarias, and Arthur C. Walker, Jr., who are current executive officers but not Named Executive Officers.

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Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. As of the end of the most recently completed fiscal year, we did not maintain an equity compensation plan that had not previously been approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans(3) (#)
Equity compensation plans approved by security holders	4,638,556	20.16	6,841,386
Equity compensation plans not approved by security holders	—	—	—
Total	4,638,556	20.16	6,841,386

(1)	Includes 1,979,431 shares subject to outstanding stock option awards and 2,659,125 shares subject to outstanding restricted stock unit awards (including outstanding performance-based restricted stock unit awards, which are presented at their target level of performance).

(2)	Calculated exclusive of outstanding restricted stock unit awards, which do not have an exercise price.

(3)	Represents 6,841,386 shares available for new award grants under the Company’s 2017 Performance Incentive Plan (the “2017 Plan”) as of December 31, 2019. Each share issued under the 2017 Plan pursuant to an award other than a stock option or other purchase right in which the participant pays the fair market value for such share measured as of the grant date, or appreciation right which is based upon the fair market value of a share as of the grant date, shall reduce the number of available shares by 1.2. Pursuant to the 2017 Plan, any shares subject to (1) restricted stock and restricted stock unit awards or (2) stock options granted under our 2007 Equity Incentive Plan that are presently outstanding which are subsequently forfeited, terminated, canceled, or otherwise reacquired by the Company will increase the pool of shares available for new awards under the 2017 Plan at the rate of 1.2 shares or 1.0 shares, respectively. Long-term incentive awards issued in the form of cash-settled restricted stock units do not reduce available shares under the 2017 Plan.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of reports filed electronically with the Securities and Exchange Commission during the 2019 fiscal year, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and greater than 10% beneficial owners were complied with during the 2019 fiscal year

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LETTER FROM COMPENSATION COMMITTEE AND BOARD CHAIRS

Dear Fellow Shareholders:

In the following Compensation Discussion and Analysis we have provided the context and rationale the Compensation and Human Capital Committee (Compensation Committee) used in crafting the framework and determining the compensation for our named executive officers in 2019.

To begin with, 2019 was a year that required the management team and the broader employee population to work with remarkable focus and resiliency to execute against our key business initiatives following the acquisition of PHH Corporation (PHH) in October of 2018.

The aim of these initiatives was to return Ocwen to profitability in the shortest timeframe possible within an appropriate risk and compliance environment and to enable a sustainable business model with potential to create value for our shareholders.

The five initiatives were:

●	Execute the integration of PHH into Ocwen
●	Re-engineer our cost structure
●	Establish funding for growth
●	Replenish portfolio runoff and restore a growth focus
●	Fulfill regulatory commitments and resolve remaining legacy matters

As we embarked on 2019, the Compensation Committee approved a 2019 Annual Incentive Plan for management containing ten objectives that linked directly to the above initiatives in order to align management’s annual bonus opportunity to executing on our strategy to create value for shareholders.

In addition, to ensure a strong alignment between the compensation of our management team and results for our shareholders, in 2019, the Compensation Committee took two important actions to re-orient compensation for the management team towards shareholder outcomes in very substantive ways.

First, the management team went from having zero percent of their target annual compensation tied to Ocwen’s stock price performance to having an average of 40% of it tied to Ocwen’s stock performance, with half of that value forfeitable unless a defined total shareholder return (TSR) threshold was met.

Second, the Compensation Committee reduced the bonus payout payable for 2018 performance to members of the senior management team by 35% and instead provided a “transitional” three-year long-term incentive opportunity which would only be realized if the Company achieved compounded annual growth of 16.7% in its stock price over the ensuing three-year period.

Based upon the feedback we received during our shareholder outreach initiative to shareholders who collectively hold more than 58% of our stock and looking back on the Company’s performance during 2019, we believe the compensation framework developed and the objectives against which we held management accountable were indeed the most important ones for our shareholders.

We invite you to read the following Compensation Discussion and Analysis for further details on our decisions relating to compensation during 2019, and we look forward to further shareholder engagement.

Sincerely,

DeForest B. Soaries Jr.

Chair, Compensation and Human Capital Committee

Phyllis R. Caldwell

Chair, Board of Directors

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Business Highlights

The design and the application of our executive compensation programs take shape and are delivered within the context of Ocwen’s business plan and its performance against that plan. 2019 was a year in which we set very ambitious goals for the company. It was also a year of tremendous change for the company in which we made progress on a number of the strategic, financial and operational priorities that we set out to accomplish.

Some of the key business highlights which the management team delivered against include:

●	Completed integration of PHH Corporation which was acquired on October 4, 2018, including harmonization of policies, programs and platforms including the transitioning of all our servicing onto the Black Knight MSP servicing system.
●	Delivered against synergy cost reduction objectives, including reducing total staffing levels by 1,100 or 17%, with a total headcount of approximately 5,300 at December 31, 2019 compared to the Ocwen headcount pre-PHH acquisition of 6,400 on September 30, 2018.
●	Took substantial steps toward removing operating risk by complying with ongoing commitments under settlement agreements with 29 states and District of Columbia to resolve alleged deficiencies in compliance with laws and regulations relating to our servicing and lending activities.
●	Grew total revenue by 6% to $1.1 billion in 2019.
●	Improved our liquidity position, as measured by unrestricted cash, by over 30% from December 31, 2018 to a total of $428.3 million at December 31, 2019, while also increasing our available borrowing capacity under our advance financing facilities by 9% to $50.9 million from December 31, 2018 to December 31, 2019.
●	Implemented a hedging strategy to partially offset the changes in fair value of our net MSR portfolio attributable to interest rate changes.

Compensation Highlights

The Compensation Committee designed the 2019 executive compensation program to align with evolving compensation and governance best practices and strengthen the rigor used to link to pay for performance and shareholder value creation.

The key features of our 2019 executive compensation program relating to pay decisions, program design and shareholder engagement are highlighted below:

●	Introduced annual Long-Term Incentive (LTI) awards under our 2017 Performance Incentive Plan that (1) changed the mix of compensation tied to long-term objectives for our named executive officers (NEOs) from 0% to 40%; (2) tied all LTI award value to stock price performance; and (3) linked half of the target LTI award value granted to any participant to absolute TSR objectives over the course of a 3-year measurement period.
●	Fortified the pay-for-performance linkage within our 2019 Annual Incentive Program (AIP) through the use of ten objectives that linked directly to our publicly-disclosed key business initiatives. Moreover, financial performance objectives which constituted over 50% of corporate and business unit scorecards were 100% formulaic with specific goal posts for threshold, target and maximum performance levels.
●	Reduced 2018 AIP payments for all NEOs by 35% based on the Compensation Committee’s general assessment of the Company’s overall performance and financial condition
●	Initiated an outreach effort to shareholders representing over 58% of outstanding shares regarding their views on our executive compensation program.
●	Conducted a comprehensive, risk-based review of our compensation policies and practices designed to ensure appropriate mitigation of undue risk.

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Our named executive officers for 2019, whose compensation we will discuss in detail below, are as follows:

Name	Position
Glen A. Messina	President and Chief Executive Officer
June C. Campbell	Executive Vice President and Chief Financial Officer
Timothy J. Yanoti	Executive Vice President and Chief Growth Officer
Scott W. Anderson	Executive Vice President and Chief Servicing Officer
Dennis Zeleny	Executive Vice President and Chief Administrative Officer
Catherine M. Dondzila(1)	Former Senior Vice President and Chief Accounting Officer

(1)	Ms. Dondzila resigned as Senior Vice President and Chief Accounting Officer on May 31, 2019. Due to serving as principal financial officer during a portion of 2019, Ms. Dondzila is included in this Proxy Statement as a “Named Executive Officer” pursuant to the Securities Exchange Act of 1934, as amended.

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program that aligns the interests of executives and shareholders by rewarding both short-term and long-term performance against specific financial and strategic objectives designed to improve long-term shareholder value.

Equally important, our compensation programs are designed to communicate our goals and reinforce our standards as they relate to risk, compliance and leadership - not only to our senior management team, but across our entire employee population.

Within this context, we believe our executive compensation programs enable us to:

●	Retain and hire top-caliber experienced executives: In a tight labor market, especially within an organization that is facing appreciable challenges to build a sustainable business model and pivot back to profitability, we believe it is critical that we offer compensation opportunities that allow us to attract and retain strong proven executive talent.
●	Pay for Performance: A significant portion of our target 2019 executive compensation (the sum of base salary, annual target bonus, and grant date fair value of stock awards granted during 2019) – 63% for NEOs and 79% for CEO – was dependent on the Company’s business performance and our executive officers’ contribution to that performance, and the performance of our stock.
●	Align compensation with shareholder interests: A consequential portion of our target 2019 executive compensation – 29% for NEOs and 53% for CEO – is directly tied to absolute TSR or stock price emphasizing our focus on shareholder value creation.
●	Reinforce a long-term view: A major portion – 25% – of each executive officer’s target 2019 annual incentive compensation was tied to risk and compliance-based objectives demonstrating that our focus is not only on what was accomplished but on how it was accomplished. We believe that our focus on how things are done in the short-term will establish a foundation for long-term success.

2019 Incentive Programs

To create a strong link between our incentive compensation opportunities and our short-term and longer-term objectives, we use two specific programs: our AIP and LTI awards under our 2017 Performance Incentive Plan.

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The chart below illustrates the portions of our NEOs’ target 2019 executive compensation that are driven by the various objectives under our incentive programs. Our programs are designed to align the interests of our executives with the interests of our shareholders and link the drivers of short-term and long-term value creation with our executive compensation performance metrics.

Element of 2019 Compensation	Description and Link to Key Priorities		NEOs’ (excluding CEO) Average % of Total Target Compensation	CEO’s % of Total Target Compensation
Salary	● Only element of total direct compensation that is not at risk based on short- or long-term performance. ● The Committee determines salaries after consideration of multiple factors, including comparative data from our peer group (described below).		37%	21%
AIP	● Target amount is informed by comparator groups, including peer group, and other factors further noted below. ● Funding is linked to key priorities of the Company in three areas (shown right). ● All components, as well as individual payouts, are capped at a maximum of 150%. ● Individual performance serves as a modifier to the corporate and business unit scorecard performance level (the Individual Performance Multiplier).	Financial Performance	17%	13%
		Strategic and Operational Objectives	9%	7%
		Managing Risk and Ensuring Compliance	9%	7%
LTI Awards(a)	● Target amount is informed by comparator groups, including peer group, and other factors further noted below. ● 50% of award is in form of Restricted Stock Units (RSUs) that vest annually over three years in equal tranches. ● 50% of award is in form of Performance-Restricted Stock Units (PRSUs) that cliff vest at end of three years provided minimum TSR level has been achieved.	Time-vested Units	13%	26%
		Units Earned Based on Total Shareholder Return or Share Price	15%	26%
Total(b)			100%	100%

(a)	Not included are one-time transitional PRSU awards granted to Messrs. Messina and Anderson, which were awarded based on the decision to reduce 2018 bonus payments and not as part of regular annual target compensation. Ms. Campbell’s LTI Awards were granted 50% as time-vested awards (RSUs and stock options) vesting in equal installments over three years, and 50% as PRSUs vesting in equal installments over four years if stock price doubles from grant date. Refer to “2019 Long-Term Incentive (LTI) Awards” below for further details.
(b)	Other compensation that is available to all of our employees includes medical, dental and life insurance programs. 401(k) matching contributions account for less than 0.1% of our NEOs’ compensation.

On February 27, 2019, in furtherance of the Company’s cost re-engineering efforts, Mr. Messina volunteered to reduce his compensation as follows: (i) reduce his annual cash target incentive from $1,350,000 to $1,125,000, and (ii) reduce his annual long-term incentive equity target from a target value of $3,150,000 to $2,250,000. These reductions were effective for the 2019 calendar year and represented a reduction of approximately 20% to Mr. Messina’s target total compensation for 2019. On March 30, 2020, the Compensation Committee proposed to restore Mr. Messina’s 2020 target total compensation to the levels he received upon his October 4, 2018 hire, in recognition of his strong performance in his first full year as President and Chief Executive Officer in 2019 (described below) and informed by relevant market benchmarks, including the Company’s compensation peer group. However, Mr. Messina declined to accept the increased compensation. Consequently, Mr. Messina’s compensation levels for 2020 continue to reflect the reductions Mr. Messina agreed to in 2019.

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Parties Involved in Compensation Decisions

The governance of our executive compensation programs generally occurs through interaction of three groups: the Compensation Committee, the Compensation Committee’s independent compensation consultants and management. In 2019, on occasion and as it considered appropriate, the Compensation Committee enlisted the advice of outside counsel specializing in executive and non-employee director compensation matters to assist it in fulfilling its responsibilities under the Compensation Committee’s charter.

Role of the Committee

The Compensation Committee is responsible for overseeing the development and approval of our executive compensation and benefits policies and programs. The Compensation Committee, consisting of three independent directors, is responsible for the design, review and approval of all aspects of our executive compensation program. Among its duties, the Compensation Committee formulates recommendations to the Board for CEO compensation and reviews and approves all compensation recommendations for the other NEOs. Adjustments are made by the Compensation Committee in its judgment, taking into account compensation arrangements for comparable positions at peer group companies (discussed below), analysis prepared by Willis Towers Watson, individual performance of the NEO, an assessment of the value of the individual’s performance going forward and compensation levels necessary to maintain and attract quality personnel. Compensation levels are also considered upon a promotion or other change in job responsibility. Additionally, the Company considers feedback from shareholders, including feedback in the form of shareholder advisory votes on Ocwen’s executive compensation, as discussed below.

The Compensation Committee’s review for NEOs also includes:

●	approval of corporate and business unit scorecards;
●	evaluation of individual performance results to determine the Individual Performance Multiplier of each NEO;
●	evaluation of the market competitiveness of each NEO’s total compensation (and principal elements of compensation) against applicable market data including a peer group of companies that are recommended to the Compensation Committee by its independent compensation consultant based on a number of metrics, including industry classification, revenues, assets and number of employees. The peer group used to help inform compensation decisions at the beginning of 2019 is listed below.

Associated Banc-Corp	MGIC Investment Corporation
BankUnited, Inc.	Navient Corporation
Black Knight Financial Services, Inc.	PennyMac Financial Services, Inc.
CIT Group	People’s United Financial, Inc.
CoreLogic, Inc.	Radian Group Inc.
Euronet Worldwide	Signature Bank
First Republic Bank	Sterling Bancorp
Flagstar Bancorp, Inc.	Synovus Financial Corp.
Jack Henry & Associates, Inc.	Zions National Bancorp
LendingTree, Inc.

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In August 2019, the Compensation Committee revised the peer group to the list below to better reflect our business model, scale and competitors.

Associated Banc-Corp	Mr. Cooper Group Inc.
BankUnited, Inc.	Navient Corporation
Black Knight Financial Services, Inc.	PennyMac Financial Services, Inc.
CenterState Bank Corporation	People’s United Financial, Inc.
CoreLogic, Inc.	Radian Group Inc.
Flagstar Bancorp, Inc.	Signature Bank
Jack Henry & Associates, Inc.	Sterling Bancorp
LendingTree, Inc.	Synovus Financial Corp.
MGIC Investment Corporation	Walker & Dunlop, Inc.

●	approval of any changes to compensation, including, but not limited to, base salary, short-term and long-term incentive award opportunities, severance payments and retention programs.

How We Make Compensation Decisions

Each year our executive and other compensation programs are developed and refined through a year’s worth of analysis and decision making by the Compensation Committee. A typical year’s work is summarized below:

QUARTER 1	QUARTER 2	QUARTER 3	QUARTER 4

● Evaluate the Company’s prior year performance against the financial and strategic metrics set forth in the prior year’s corporate and business unit scorecards.

● Review and evaluate the individual performance of the CEO and each of our other NEOs and other executive officers.

● Determine the payouts to be made under the AIP based on prior year’s performance.

● Determine total target compensation levels for our NEOs and other executive officers, as informed by both market data and prior year’s performance.

● Establish the structure and targets for the current year’s AIP to align with the financial and strategic priorities for the Company.

● Establish the structure for the current year’s LTI awards, including TSR or other performance objective.

● Prepare the Compensation Committee’s report and CD&A for the Proxy Statement.

● Review and discuss Say-on-Pay voting recommendations from proxy advisory firms.

● Review and discuss the results of the voting at the Annual Meeting.

● Review reports from the Compensation Committee’s independent compensation consultants on practices and trends in the industry.

● Undertake a review of the Company’s designated peer group to determine if any changes need to be made in order for it to remain appropriate.

● Commence shareholder engagement focused on the Say-on-Pay vote at the Annual Meeting to inform pay decisions and design compensation programs for the coming year.

● Continue shareholder engagement focused on Say-on-Pay vote at the Annual Meeting.

● Review the goals and objectives of the Company’s compensation programs.

● Conduct an assessment of executive compensation and independent Director compensation against peer group and relevant bench-marks assisted by analysis provided by the Compensation Committee’s independent compensation consultants.

● Conduct comprehensive, risk-based review of the Company’s compensation policies and practices that is designed to ensure appropriate mitigation of undue risk.

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These decisions and payments were made before the full global extent of COVID-19 became apparent. The Compensation Committee will consider the business and financial impact to Ocwen, our shareholders and our employees, in evaluating 2020 performance in early 2021.

Roles of Executive Officers

The President and Chief Executive Officer (CEO) is involved in the recommendation of certain compensation arrangements for approval by the Compensation Committee. The CEO, with the assistance of the Chief Administrative Officer, annually reviews the performance of the executive officers and is involved in formulating recommendations regarding equity compensation for the executive officers (other than himself, whose performance is reviewed, and compensation determined, by the Compensation Committee). The CEO presents his conclusions and recommendations regarding annual compensation and annual incentive opportunity amounts for the executive officers to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations, subject, in each case, to any applicable limits contained in any plan or agreements applicable to such awards. All compensation decisions with respect to the compensation of the CEO are made by the Compensation Committee, which consults with the other non-management directors and outside advisors to the extent it deems appropriate. The Chief Administrative Officer assists the CEO and the Compensation Committee by providing them with market data and other reference materials.

Role of Independent Compensation Consultant

The primary role of the Compensation Committee’s independent compensation consultant (Willis Towers Watson) is to assist the Compensation Committee with overseeing the development and approval of our compensation policies and programs. Except as otherwise noted in this Compensation Discussion and Analysis, the Compensation Committee’s compensation determinations are the result of the Compensation Committee’s business judgment with respect to compensation matters. The Compensation Committee’s judgment is informed by the experiences of the members of the Compensation Committee and analysis and input from the Compensation Committee’s independent compensation consultants, among other factors. The Compensation Committee has assessed the independence of Willis Towers Watson and has concluded that its engagement does not raise any conflict of interest with the Company or any of its directors or executive officers. During 2019, Willis Towers Watson performed a number of services for the Compensation Committee, including but not limited to reviewing and providing guidance on:

●	the design of the 2019 AIP and LTI awards
●	market competitiveness of the 2019 compensation of our NEOs
●	the Company’s peer group for purposes of informing compensation decisions
●	the reports of proxy advisory firms, ISS and Glass-Lewis, relating to the 2019 Proxy Statement
●	market competitiveness of the compensation of our independent directors
●	emerging best practices for executive and independent director compensation

Shareholder Engagement and Consideration of Shareholder Advisors’ Input

Prior to last year, shareholder feedback in the form of shareholder advisory votes on Ocwen’s executive compensation has been very positive. At each of our Annual Meetings of Shareholders from 2014 through 2018, we received at least 85% of votes cast on our Say-on-Pay proposal in favor of our executive compensation. That changed last year when we received 66% support on the votes casted on our Say-on-Pay proposal. Based on outreach efforts to both institutional and active investors, we believe that a significant driver of this was the “AGAINST” recommendation provided by ISS’s proxy advisory group. We understand that factors guiding their recommendation included their views that annual incentive awards were tied to a large number of metrics, several of which they considered to be subjective, and that our CEO’s new hire equity grants were large and not performance-restricted.

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The Compensation Committee considered ISS’s input, as well as the input we gathered from reaching out or meeting directly with active investors. Through these outreach efforts we reached a group who held approximately 58% of our outstanding shares. During the shareholder engagement process, we shared with investors the changes we had made in our programs including the reduction of compensation levels and the introduction of a long-term incentive plan. As a result of the engagement process, we concluded that Ocwen’s current focus on rewarding the management team for cost reduction, maximizing the synergies of the PHH acquisition, settling legacy issues with regulators and focusing on the quickest return to profitability, as well as linking management’s compensation to absolute total shareholder return, aligns with the priorities of our shareholders.

The Compensation Committee and our Board of Directors intend to continue to consider shareholder feedback as well as recommended best practices put forth by shareholder proxy advisory firms such as ISS to the extent these institution’s recommendations are aligned with the interests of our shareholders. We also intend to continue to hold an advisory Say-on-Pay vote at each annual meeting of shareholders.

Key Governance Considerations in How We Design and Implement Our Compensation Programs

WHAT WE DO	WHAT WE DON’T DO

Pay for performance

Most of our NEOs’ pay is at-risk and not guaranteed. We set clear and transparent financial and strategic goals within our short- and long-term incentive awards which include performance-based vesting conditions.

No fixed term of employment agreements

We do not have employment agreements that provide for a fixed term of employment with any of our executive officers. Employment is at-will and provisions for separation and treatment of compensation is contained in applicable award documents or offer letters.

Discourage excessive risk taking

We operate within our risk management framework and include a balanced program design, multiple performance measures, claw-back and retention requirements. We also conduct an annual risk assessment of our NEO compensation plans to ensure they do not promote undue or excessive risk-taking.

No tax gross-ups

It is our policy to not provide tax gross-ups (other than for taxable relocation expenses for moves necessitated by our business), including tax gross-ups related to excess parachute payments as defined under section 280G of the Internal Revenue Code.

Retain an independent compensation consultant

The Compensation Committee has retained the services of Willis Towers Watson as an independent consultant that reports directly to the Chair of the Compensation Committee.

No option back-dating, re-pricing or reloading

We do not permit back-dating, re-pricing of stock options, or reloading of stock options. No stock options are granted with exercise prices that are below the closing price of Ocwen stock on the date of grant.

Caps on annual incentives and long-term awards

Our practice under the AIP provides for a maximum payout opportunity at 150% of the target incentive and our current equity incentive plan limits the number of shares that may be awarded to any individual to 4,000,000 shares during any 12 -month period.

No hedging or pledging

We prohibit directors and all employees, including executive officers, from pledging shares of our stock as collateral for loans or for other reasons and from engaging in any activity that hedges the economic risk of an investment in our stock.

No “single-trigger” LTI awards

With the exception of the sign-on LTIP for our CFO, 2019 LTI awards do not automatically vest upon the occurrence of a change in control. Rather, these LTI awards include double-trigger provisions such that a NEO will only receive accelerated payouts if terminated without cause, or upon voluntary resignation for good reason, following a change in control.

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Base Salaries for our NEOs.

Base salaries are intended to provide a level of cash compensation that is competitive and appropriate in relation to the responsibilities of the executive’s position. During 2019, the Compensation Committee provided an increase only to Ms. Campbell. Base salaries provided to our executives represent relative market competitive positioning, experience, performance and contributions to our success.

	Annualized Salary
Name	As of 12/31/2018 or 2019 Date of Hire ($)	As of 12/31/2019 or Separation ($)	Change to Annualized Salary (%)
Glen A. Messina	900,000	900,000	0%
June C. Campbell(1)	425,000	475,000	12%
Timothy J. Yanoti	450,000	450,000	0%
Scott W. Anderson	500,000	500,000	0%
Dennis Zeleny(2)	425,000	425,000	0%
Catherine M. Dondzila(3)	433,100	433,100	0%

(1)	Ms. Campbell assumed the role of Executive Vice President and Chief Financial Officer on March 4, 2019 and received a $50,000 increase in her base salary effective August 1, 2019 to compensate her for the expansion of her responsibilities to include oversight of the Capital Markets and Investor Relations functions.
(2)	Mr. Zeleny assumed the role of Executive Vice President and Chief Administrative Officer on July 31, 2019.
(3)	Ms. Dondzila resigned as Senior Vice President and Chief Accounting Officer on May 31, 2019.

Annual Incentive Compensation for our NEOs

Ocwen’s annual incentive compensation opportunity for eligible employees, including our executive officers, is provided under the 1998 Annual Incentive Plan (AIP), as amended, which has been approved by our shareholders. Awards under the plan are paid in cash or, in the Compensation Committee’s discretion, all or a portion of the total award value may be paid in the form of equity awards of our stock. Awards under the plan for 2019 were in the form of cash. The plan provides the Compensation Committee with the authority to establish incentive award guidelines which are further discussed below. If equity awards are granted as payment of an award under the 1998 Annual Incentive Plan, they will be granted pursuant to the 2017 Performance Incentive Plan discussed below. Other equity awards may also be made under the 2017 Performance Incentive Plan as discussed below.

Each executive officer has a target annual incentive award that is expressed as a percentage of base salary. The target annual incentive award for each executive officer was determined by the Compensation Committee based on its assessment of the nature and scope of each executive officer’s responsibilities and an assessment of compensation levels necessary to maintain and attract quality personnel as informed by market benchmarking.

As noted earlier in the Compensation Highlights section, the implementation of an annual LTIP is a continuation of our compensation strategy, which is to ensure that our executives’ overall pay mix accounts for both short-term and long-term objectives and will result in reduced target short-term compensation delivered through our Annual Incentive Plan. 2019 AIP targets were reduced from 2018 levels for many senior leaders, including Mr. Anderson. Mr. Messina’s 2019 AIP target was voluntarily reduced as part of cost savings initiatives. Ms. Campbell and Messrs. Yanoti and Zeleny were not eligible for the 2018 AIP.

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The table below reflects each presently-serving NEO’s 2019 AIP targets expressed as a percentage of his or her base salary and a comparison against 2018 AIP targets, if applicable. Under Ms. Dondzila’s separation agreement with the Company, she was not eligible for payouts under the 2019 Annual Incentive Plan and as such she is excluded from the below chart and subsequent narrative on 2019 AIP.

	Annualized AIP Target(1)
Name	As of 12/31/2018 or 2019 Date of Hire ($)	% of Annualized Salary	As of 12/31/2019 or Separation ($)	% of Annualized Salary	Percent Change to AIP Target ($)
Glen A. Messina(2)	1,350,000	150%	1,125,000	125%	-17%
June C. Campbell(3)	425,000	100%	475,000	100%	12%
Timothy J. Yanoti(4)	500,000	111%	500,000	111%	0%
Scott W. Anderson(5)	500,000	100%	450,000	90%	-10%
Dennis Zeleny	300,000	71%	300,000	71%	0%

(1)	Annualized AIP targets are pro-rated for in-year hire dates as well as in-year salary changes.
(2)	Effective January 1, 2019, Mr. Messina’s Annualized Incentive Target was voluntarily reduced to $1,125,000.
(3)	Effective August 1, 2019 Ms. Campbell received a $50,000 increase in her AIP target effective to compensate her for the expansion of her responsibilities to include oversight of both the Capital Markets and Investor Relations functions.
(4)	Mr. Yanoti was not eligible for a 2018 AIP due to the date of his hire.
(5)	Effective January 1, 2019, Mr. Anderson’s AIP target was reduced from $500,000 to $450,000 as part of the introduction of the annual LTI awards and pay mix rebalancing.

Detail on the 2019 Annual Incentive Plan (AIP)

The Compensation Committee structured the 2019 AIP award opportunity to help motivate executives to deliver against the five key initiatives listed below that it believes will enhance Company performance and create a path for long-term shareholder value.

●	Execute the integration of PHH into Ocwen
●	Re-engineer our cost structure
●	Establish funding for growth
●	Replenish portfolio runoff and restore growth focus
●	Fulfill regulatory commitments and resolve remaining legacy matters.

In doing so, the Compensation Committee, working with the President and CEO, his management team and the Compensation Committee’s independent advisor, prioritized a series of 10 measurable objectives which formed the performance metrics of the Corporate Scorecard.

Award Determination for each NEO under the 2019 AIP

For each executive other than the CEO, the 2019 AIP award opportunity was based on a combination of three components.

(i)	The Company’s performance in meeting the objectives established in the corporate scorecard (the Corporate Scorecard);

(ii)	Meeting performance objectives of the executive officer’s business unit or support unit scorecard (the Business Unit Scorecard).

(iii)	An Individual Performance component which is based on an assessment of their individual performance against a number of key objectives unique to them, including achievement against key projects and their demonstrated leadership in promulgating a high-performing culture focused on teamwork, managing risk, and maintaining compliance.

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The performance achievement level in the first two components creates the baseline funding level for the executive’s 2019 AIP award. Specifically, for the CEO, 100% of funding comes from the Corporate Scorecard, and for the other NEOs, 80% of the funding comes from the Corporate Scorecard and 20% from the Business Unit Scorecard.

The baseline funding is then subject to an Individual Performance Multiplier recognizing the third component above.

Corporate Scorecard Component

The Corporate Scorecard which drives the overall funding for the AIP is approved annually by the Compensation Committee. The Committee then delegates to the CEO the development of the Business Unit Scorecards. The 2019 Corporate Scorecard contained both specific financial goals and other non-financial goals that are aligned to key business initiatives, including risk management. In determining whether to approve the Corporate Scorecard each year, the Compensation Committee considers a number of factors, including whether the goals are consistent with and likely to enhance corporate performance and long-term shareholder value, as well as the level of difficulty associated with attainment of each goal in the scorecard. The intent of the Compensation Committee is to establish the “target” performance at a level that is challenging to achieve, a “threshold” level for each goal that must be met in order for any portion of the incentive to be paid with respect to that goal, and a maximum or “outstanding” level for each goal that would result in payment of the maximum bonus opportunity with respect to that goal. The chart below depicts the level of achievement for a given objective on the scorecard and the corresponding incentive leverage that is applied to the target funding for the given objective.

Level of Achievement	% of Target Opportunity
Outstanding (Maximum)	150%
Target	100%
Threshold	50%
Below Threshold	0%

The Committee measured the level of performance achievement against scorecard objectives using both quantitative and qualitative assessments, as appropriate. Quantitative assessments were used when the objective measure was numeric in nature, such as meeting the budget. For the assessments, the level of achievement was determined using straight-line interpolation between the “threshold”, “target” and “maximum” anchor posts, as applicable. Other objectives required a more nuanced and qualitative assessment, even for objectives containing deadlines and metrics which defined achievement, such as risk and compliance objectives. Achievement against these qualitative objectives were scored either “Pass” or “Fail” and yielded funding of 100% or 0%, respectively.

Prior to the Committee’s assessment of the level of performance achieved against scorecard objectives, the information on which the Committee based its assessment was first reviewed and verified by the Company’s Internal Audit, Finance and Risk Management functions.

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Based on the Company’s actual performance and the relative weightings assigned to each of the 10 objectives, the overall Corporate Scorecard 2019 AIP funding was 113.5%. Our Corporate Scorecard for 2019 and corresponding achievement levels are detailed below:

Corporate Objective	Objective Weight	Threshold	Target	Maximum	Performance Outcome	Performance Achievement	Weighted Performance Achievement
Financial Objectives
Full-year pre-tax income before notable items(1)	50% (both objectives must meet threshold achievement)	-$117M	-$96M	-$72M	-$67M	150%	62.2%
Fourth-quarter pre-tax income before notable items(1)		-$9M	$1M	$25M	$12M	124.5%
Key Strategic Priorities
Execute the integration - complete integration, loan boarding and legal entity merger actions and milestones per finalized integration plans as of March 15, 2019	5%	Up to 30 days behind schedule overall	Achieve integration plan milestones	At least 30 days ahead of schedule overall	Achieved integration plan milestones	100%	5%
Achieve 2019 Board approved business plan volume objectives (amount and timing) - $ billions unpaid principal balance (UPB) replenishment funded by quarter and in the calendar year within targeted risk/return thresholds	5%	$23B	$27B	$43B	$17B	0%	0%
Cost re-engineering annualized cost reduction achievement by year-end(2)	5%	$300M	$327M	$345M	$347M	150%	7.5%
Establish funding for growth - achieve financing plan objectives of $100M senior secured term loan upsizing, 60% financing for purchased mortgage servicing rights (MSRs), and 60% secured funding against existing agency and Ginnie Mae MSRs on market rates and terms; all facilities renewed on time at market rates and terms	5%	Pass / Fail			Pass	100%	5%
Timely and complete fulfillment of regulatory commitment deliverables	5%	Pass / Fail			Pass	100%	5%
Risk and Compliance
Promote Risk and Compliance culture within Board Risk Appetite thresholds	25% (objectives evaluated in the aggregate)	Pass / Fail			Pass	115%	28.75%
Timely resolution of open issue remediation items (% resolved by policy remediation date)		80%	90%	100%	93%
No significant current audit, exam or SOX matters		Pass / Fail			Pass
TOTAL	100%						113.5%

(1) Pre-tax income before notable items for purposes of the Corporate Scorecard excludes income statement notables and amortization of New Residential Investment Corp. (NRZ) lump-sum payments and refers to our pre-tax income/(loss) after excluding the positive impact of the amortization of NRZ lump-sum payments and after adjusting GAAP pre-tax income/(loss) for the following factors (1) Expense Notables (excluding MSR Valuation Adjustments, net), (2) changes in fair value of our Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, (3) changes in fair value of our Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge position, (4) offsets to changes in fair value of our MSRs in our NRZ financing liability due to changes in interest rates, valuation inputs and other assumptions, (5) changes in fair value of our reverse lending portfolio due to changes in interest rates, valuation inputs and other assumptions (6) gains related to exercising servicer call rights, and (7) certain other costs, including pension benefits (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our pre-tax income/(loss). Collectively, we refer to these adjustments as “income statement notables.” “Expense Notables” includes (1) expense related to severance, retention and other cost re-engineering actions, (2) certain significant legal and regulatory settlement expense items, (3) CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses), (4) NRZ consent process expenses related to the transfer of legal title in MSRs to NRZ, (5) PHH Corporation acquisition and integration planning expenses, (6) expense recoveries related to insurance recoveries of legal expenses, mortgage insurance claim settlement recoveries and amounts previously expensed from a service provider and (7) certain other costs including compensation expense reversals relating to departing executives and reversals of management incentive compensation payouts and reversals of reserves related to a legacy MSR sale (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses.

(2) Cost re-engineering annualized cost reduction achievement by year-end for purposes of the Corporate Scorecard is compared to a 2Q’18 baseline and was adjusted for notable items, as defined above, and further adjusted to account for changes in certain beneficial GAAP accrual impacts that did not warrant inclusion for purposes of cost re-engineering performance measurement. See also Ocwen’s February 26, 2020 earnings call webcast and the accompanying presentation materials, which are available in the Shareholder Relations section of Ocwen’s website (www.ocwen.com).

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Business Unit Scorecard Component

In developing the Business Unit Scorecard goals in the NEO scorecards, we incorporated a variety of quantitative and qualitative measures to incentivize performance that we believe will help perpetuate the long-term success of the Company and discourage executives from pursuing short-term goals that may not be consistent with achieving such long-term success. The level of performance achievement against Business Unit Scorecard objectives was determined in the same manner described in the Corporate Scorecard section above.

Each NEO’s Business Unit Scorecard contained components and weighting consistent with the Company’s Corporate Scorecard, including:

●	Financial Objectives (50% weight) contained the same full-year and fourth-quarter pre-tax income objectives for each executive officer’s respective area of responsibility;

●	Key Strategic Priorities (25% weight) measured critical functional objectives, including meeting PHH integration objectives and timelines, and goals around cost re-engineering, which linked back to the work that each NEO needed to accomplish in their respective area to help the Company achieve the 10 objectives contained in the Corporate Scorecard; and

●	Risk and Compliance (25% weight) contained the same objectives as the Corporate scorecard, measuring results for each executive officer’s respective area of responsibility.

Each NEO had a unique set of Key Strategic Priorities which correlated directly to line-of-sight objectives supporting Corporate objectives listed above in their respective area of responsibility and were weighted depending upon their relative importance within the category. Each executives Key Strategic Priorities included the following:

●	Ms. Campbell’s Business Unit Scorecard was based on her oversight of the Finance, Capital Markets and Treasury departments, which included objectives on financial reporting and forecasting, and cultural transformation.
●	Mr. Yanoti’s Business Unit Scorecard was based on his oversight of the Originations organization, which included objectives on unpaid principal balance (UPB) replenishment and customer satisfaction scores.
●	Mr. Anderson’s Business Unit Scorecard was based on his oversight of the Servicing organization, which included objectives on on-boarding of loans, reduction of Consumer Financial Protection Bureau complaints, and customer satisfaction scores.
●	Mr. Zeleny’s Business Unit Scorecard was based on his oversight of the Human Resources, Communications and Facilities organizations, which included objectives on executing the human capital aspects associated with the PHH integration, including managing the reduction of the workforce and other strategic initiatives.

Individual Performance Component

The Compensation Committee is accountable for both reviewing and approving the full-year performance evaluations and recommended performance appraisal ratings for each member of the Executive Leadership Team, including the President and CEO. The Compensation Committee considers recommendations from the CEO in determining performance appraisal ratings of the other NEOs. The CEO’s performance appraisal rating is determined by the Compensation Committee in consultation with the other non-management directors.

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The documentation provided to the Compensation Committee includes the executives’ self-assessments capturing their views on their performance against each of the objectives they and the CEO agreed to at the start of the year, as well as those that may have been introduced as a result of emerging priorities during the year. The objectives for all employees, including NEOs, fell into three weighted categories

●	Key Business Unit and Functional Priorities (55% weight) reflected individual goals required to meet the objectives contained in the Corporate and Business Unit Scorecards;
●	Leadership Expectations and Behaviors (25% weight, described below); and
●	Risk and Compliance (20% weight) assessed executive performance in promoting a culture of risk and compliance, remediating of any identified issues, and lack of any material findings relating to audit, SOX or examination matters.

Leadership expectations and behaviors for our executive team require them to:

●	Behave as a leadership role model and lead by example, demonstrate integrity, create a culture in which we keep our promises, treats all with respect and dignity, and build trust within and outside the organization.
●	Build strong working relationships in which they solicit, consider and appropriately incorporate perspectives from others.
●	Drive and deliver exceptional results by proactively anticipating situations that require a plan of action, identifying critical issues and assuming personal ownership for driving their resolution.
●	Lead efforts on diversity and inclusion by creating, promoting and sustaining an inclusive work environment in which diversity, inclusiveness and respect are integral parts of our culture and work environment.
●	Build and motivate a high performing team by identifying and securing top talent to increase performance while also actively holding people accountable for results and behaviors.
●	Lead change by providing a visible anchor for others and helping resolve breakdowns in times of transition and uncertainty, and by convincing others of the need for change to support critical organizational objectives.

The Compensation Committee then evaluates the proposed results and performance appraisal recommendations and determines the final incentive compensation awards for each executive. Each executive receives an individual Performance Appraisal rating against a 4-point scale with an “individual performance multiplier” that is applied to their funded Annual Incentive, as described above.

The value for the multiplier is determined by the Compensation Committee using a value from the range shown in the chart below.

Individual Performance Rating	Individual Performance Multiplier
Exceeds Expectations	105-125%
Fully Meets Expectations	95-105%
Sometimes Meets Expectations	70-95%
Does Not Meet Expectations	0%

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Performance Rating for Each NEO

After careful consideration, the Compensation Committee - and the full Board, in the case of the CEO - determined that each of the NEOs’ performance warranted an Exceeds Expectations performance rating in 2019.

Name	Synopsis of Performance		Individual Performance Multiplier
Glen A. Messina	●	Quickly assessed leadership, retaining key individuals and recruited strong external complement necessary to execute against the complex turn-around and integration required in 2019.	125%
	●	Formulated and achieved an ambitious strategic and annual Business Plan which clearly identified the nature and magnitude of both the opportunities and challenges facing the business and established concrete and measurable actions to address them including establishing a new originations business.
	●	Put in place a disciplined operating system (people, process, technology) to effectively manage achievement of business plan objectives and mitigate risk.
	●	Put in place performance and incentive programs that reinforced driving results that right way including transformation needed around collaboration, transparency, self-identification of risks and issues, timely remediation with appropriate and scalable solutions.
	●	Re-established proactive and effective relationships with key external constituents: shareholders, lenders, rating agencies, regulators, and consumer advocacy groups to provide updates on key initiatives and promote a positive image of the company.
	●	Improved leadership diversity at VP and above levels in the US, increasing representation of women from 27% to 32% and minorities from 17% to 20%. Outside the US where diversity is measured by gender, the representation of women in Senior Manager roles increased from 13% to 17%.

June C. Campbell	●	Took on a highly challenging leadership role and reorganized the function to upgrade talent and capability, process and systems and exit underperformers.	115%
	●	Under her direction, actions were sequenced to provide pay-down capacity while maintaining investment capability and all working capital facilities were renewed on or prior to termination dates, achieving significant savings on multiple renewals.
	●	Eliminated duplicate systems and migrated to a single platform with no restatements or SOX control deficiencies, built a client and investor level financial analysis and new cost per loan model for Servicing and defined requirements and re-defined channel-specific financial views for Lending.

Timothy J. Yanoti	●	Stabilized the Lending organization and oversaw the significant integration objective by developing a strategy and business plan for Lending, quickly communicating his clear vision, recruiting a strong leadership team, turning around the culture, exiting subpar performers and removing $40 million of cost from the business.	110%
	●	Started up the Correspondent channel and overall lending was profitable by the fourth quarter, positioning the Company for a target of over $10 billion in lending volume in 2020 compared to $1.4 billion in 2018.
	●	Met or exceeded all of Lending’s financial objectives, exceeding the Lending Pre-Tax Income and volume targets.
	●	Integrated two fundamentally different lending platforms on different systems in different locations, while accommodating the closure of a key lending headquarters in the forward lending business.
	●	Completed numerous state and federal audits throughout 2019 with no material findings.

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Scott W. Anderson	●	Planned for and executed the integration of the PHH-Ocwen operating platforms and the Black Knight Financial Services, Inc. LoanSphere MSP® servicing system onboarding while overseeing 23 functional area integration plans.	120%
	●	Surpassed Servicing’s 2019 annualized cost reduction goal by 20%.
	●	Developed a dynamic cost of servicing model which enabled us to differentiate/understand servicing costs across three vectors, ultimately transforming the model from an analytic tool to a decision-making tool.
	●	Delivered on all Servicing regulatory commitments.

Dennis Zeleny	●	Quickly implemented a human capital agenda to support the merger and integration of people, processes and programs of Ocwen and PHH.	115%
	●	Led efforts to achieve Ocwen’s cost and synergy restructuring goals in the areas of site operations and personnel, which included the closing of eight facilities and the reduction of over 26% of the workforce from point of PHH’s acquisition.
	●	Executed human capital plan including staffing efforts, extensive communication, and providing each outplaced employee with professional transition support.
	●	Developed and deployed training to over 4,000 employees on the new mortgage servicing platform which was a critical requirement of the integration.
	●	Demonstrated significant agility in responding to unplanned human capital business needs, including the design and launch of new corporate performance management process and long-term incentive program.

Calculation of Total 2019 AIP Awards

Outlined below are the payout results (expressed as a percentage) for each component of the annual incentive opportunity: corporate component (based on the Corporate Scorecard), business unit component (based on the Business Unit Scorecard), individual component (individual performance multiplier based on performance appraisal) and total payout as a percentage of target annual incentive for each NEO.

	Payout for Annual Incentive Awards
	Organization Performance					Individual Performance				Final Award
Name	Corporate Performance Component (80% weight)		Business Unit Performance Component (20% weight)		Total Baseline Funding (100%)		Individual Performance Multiplier		Resulting Preliminary Award		Reduction to Remain within Corporate Budget(1)		Final Annual Incentive Payout (as a % of Target Annual Incentive)
Glen A. Messina	113.5%(2)	+	n/a	=	113.5%	x	125%	=	141.9%	x	-4.14%	=	136.0%
June C. Campbell	113.5%	+	114.6%	=	113.7%	x	115%	=	130.8%	x	-4.14%	=	125.4%
Timothy J. Yanoti	113.5%	+	112.5%	=	113.3%	x	110%	=	124.6%	x	-4.14%	=	119.5%
Scott W. Anderson	113.5%	+	118.0%	=	114.4%	x	120%	=	137.3%	x	-4.14%	=	131.6%
Dennis Zeleny	113.5%	+	133.2%	=	117.4%	x	115%	=	135.1%	x	-4.14%	=	129.5%

(1)	A negative adjustment of 4.14% was applied to all AIP eligible employees, including our NEOs, in order to remain within the budgeted cost for the 2019 AIP program.
(2)	Mr. Messina’s Total Baseline Funding was weighted 100% on Corporate Performance.

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2019 Long-Term Incentive Plan (LTIP)

Ocwen’s long-term incentive opportunity for eligible employees, including executive officers, through equity awards is provided under the 2017 Performance Incentive Plan (the “2017 Plan”). The 2017 Plan authorizes the grant of restricted stock, restricted stock units, options, stock appreciation rights or other equity-based awards, including cash-settled awards, to our employees (including executive officers), directors, advisors and consultants. To date, we have made grants under the 2017 Plan only to employees and directors. We implemented the 2017 Plan to motivate employees to make extraordinary efforts to achieve significant improvements to shareholder value, support retention of key employees and align the interests of our employees with the interests of our shareholders.

The Compensation Committee periodically reviews the granting of equity awards to employees based on such factors as Company performance, market competitive conditions and advice on executive compensation from the Compensation Committee’s independent compensation consultant.

2019 Long-Term Incentive (LTI) Awards

The annual LTI is designed to promote actions and decisions aligned with our strategic objectives and reward our executives and other program participants for long-term value creation for our shareholders in a manner that is consistent with our pay-for-performance philosophy. The implementation of the annual LTI program in 2019 is a continuation of our compensation strategy to ensure that our executives’ overall pay mix accounts for both short-term and long-term objectives and will result in reduced target short-term compensation delivered through our Annual Incentive Plan.

The program includes both a time-vesting component for retention purposes and performance-based component to align with pay-for-performance objectives. Half of the target value is granted as restricted stock units (RSUs) vesting in equal thirds on the first, second and third anniversaries of the grant, and half is granted as performance-restricted stock units (PRSUs) vesting at the end of a measurement period from March 29, 2019 through March 29, 2021 based on cumulative Total Shareholder Return (TSR) during such period. The number of target PRSUs that may vest based on cumulative TSR performance during the measurement period are interpolated between threshold 50% of PRSUs at 27.3% TSR, target 100% of PRSUs at 59.1% TSR, and maximum 200% of PRSUs at 91.0% TSR. No PRSUs will vest if TSR is below threshold.

Messrs. Messina, Anderson, Yanoti and Zeleny and Ms. Dondzila received awards under the 2019 annual LTI program. Ms. Dondzila’s award was later forfeited prior to any vesting upon her resignation. With the exception of Mr. Messina’s award, these awards will be cash-settled to avoid share dilution, but were granted as share-based units to align final award value with share performance.

Additionally, Messrs. Messina and Anderson and Ms. Dondzila received additional “transitional” awards relating to the 35% reduction of their 2018 bonus payment. Ms. Dondzila’s award was later forfeited prior to any vesting upon her resignation. These cash-settled restricted stock unit awards vest in equal thirds on the first, second and third anniversaries of the grant dates based on the Company’s cumulative TSR during three performance periods, each beginning March 29, 2019. The number of target PRSUs that may vest range based on cumulative TSR performance during each measurement period are interpolated between 50% at threshold, 100% at target, and 200% at maximum. No PRSUs will vest if cumulative TSR is below threshold. For the one-, two- and three-year periods ending March 29, 2020, 2021 and 2022, cumulative TSR performance thresholds are 8.4%, 17.4% and 27.3%, targets are 16.7%, 36.3% and 59.1%, and maximums are 24.0%, 54.0% and 94.0%, respectively.

In connection with Ms. Campbell’s new hire offer, she was granted the following equity awards on March 4, 2019: (1) a stock option with a grant date fair value of $72,000 and an exercise price equal to the closing price of our stock on the date of grant, which vest in equal thirds on the first, second and third anniversaries of the grant date, (2) RSUs with a grant date fair value of $53,000, which vest in equal thirds on the first, second and third anniversaries of the grant date, and (3) PRSUs with a grant date fair value of $125,000, which vest in equal fourths on the first, second, third and fourth anniversaries of the grant date, provided that on or before the fourth anniversary of the grant date, the average of the closing stock price over a period of 20 consecutive trading days equal or exceeds $4.34. Ms. Campbell did not receive any awards under the 2019 annual LTI program but expects to participate in the 2020 annual LTI program.

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The table below shows the annual target value of equity awards granted to our current NEOs in 2019 as well the percentage of the target value of such equity awards that are subject to performance vesting.

Name	Annual Target Value Granted as Restricted Stock Units ($)	Annual Target Value Granted as Performance Restricted Stock Units ($)	Target Value of Additional Performance Restricted Stock Units ($)	Target Value of Stock Options ($)	Total Target Value of Awards Granted ($)	Percent of Target Value that is Performance Based
Glen A. Messina	1,125,000	1,125,000	115,212	—	2,365,212	52%
June C. Campbell	53,000	125,000	—	72,000	250,000	50%
Timothy J. Yanoti	250,000	250,000	—	—	500,000	50%
Scott W. Anderson	150,000	150,000	175,000	—	475,000	68%
Dennis Zeleny	187,500	187,500	—	—	375,000	50%
Catherine M. Dondzila	54,138	54,138	96,915	—	205,190	74%

Realizable Value of Outstanding Equity at Year-End

Further illustrating Ocwen’s commitment to shareholder alignment, if the year-end share price stays flat in future performance and vesting periods, it would result in a 75% average loss of target LTI value for our executives for awards granted over the past three years. (As reference, no equity awards were granted to NEOs between March 30, 2016 and October 3, 2018.) As shown below, based on $1.37 closing share price on December 31, 2019, all performance-based units would be forfeited and stock options would be underwater, in addition to the 52% total reduction in RSU value compared to their grant date value.

		Award Value at $1.37 Share Price
Name	Total Target Value of Outstanding Units at Grant ($)	Realizable Value of Outstanding Restricted Stock Units ($)	Realizable Value of Outstanding Performance Restricted Stock Units ($)	Realizable Value of Outstanding Stock Options ($)	Change in Award Value from Grant ($)	Change in Award Value from Grant (%)
Glen A. Messina	6,165,214	1,672,314	0	0	-4,492,900	-73%
June C. Campbell	250,000	33,461	0	0	-216,540	-87%
Timothy J. Yanoti	958,332	241,287	0	0	-717,045	-75%
Scott W. Anderson	475,000	112,911	0	0	-362,088	-76%
Dennis Zeleny	375,000	135,197	0	0	-289,802	-64%

Other Compensation

Our policy with respect to employee benefit plans generally is to provide benefits to our employees, including our executive officers, which are comparable to benefits offered by companies of a similar size. We believe that a competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly-qualified employees. Our NEOs participate in the benefit plans offered to our salaried employees, generally, including medical, dental, life and disability insurance plans, and a 401(k) plan.

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Stock Ownership and Prohibition against Short Sales, Hedging and Margin Accounts

Although we do not have stock ownership requirements for our executives, our philosophy is that equity ownership by our executives is important to attract, motivate and retain executives, as well as to align their interests with those of our shareholders. The Compensation Committee believes that the Company’s equity plans are adequate to achieve this philosophy.

We maintain an Insider Trading Prevention Policy that governs the timing of transactions in securities of the Company by directors and executives. In addition, the Policy prohibits any director, officer or employee from engaging in any short sale of the Company’s stock, establishing and using a margin account with a broker-dealer for the purpose of buying or selling Company stock, or buying or selling puts or calls on the Company’s stock. This policy is designed to encourage investment in the Company’s stock for the long term and to discourage active trading or short-term speculation.

Clawback Policy

The Company maintains an incentive compensation clawback policy that allows our Board of Directors or the Compensation Committee to recoup incentive compensation if the Company restates its financial statements. The policy applies to cash or equity incentive payments or awards to Covered Individuals (as defined below) when (1) the amount of any such payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under federal securities laws, (2) a lesser (or no) payment or award would have been made based upon the restated financial results, and (3) the payment or award was received (or the applicable vesting event of the award occurred) during the three-year period preceding the date on which the Company is required to prepare such accounting restatement. For purposes of the policy, a “Covered Individual” means any current or former employee who, at the time of receipt of any such payment or award, was an executive officer of the Company or an Executive Vice President or more senior officer of the Company or any of its subsidiaries.

Restrictive Covenants

All of our NEOs have executed an intellectual property and non-disclosure agreement. This agreement requires the NEO to hold all “confidential information” in trust for us and prohibits the NEO from using or disclosing such confidential information except as necessary in the regular course of our business or as otherwise required by law. Other than these restrictive covenants, we generally do not have non-competition or non-solicitation agreements with our executive officers. From time to time, we enter into separation agreements with executive officers that contain these provisions. In addition, certain of our equity award agreements contain provisions that provide that post-retirement vesting or exercise of the award, as applicable, is dependent on compliance with certain covenants.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to its “covered employees.” Prior to federal tax reform enacted in December 2017, Section 162(m) included an exception to this limitation on deductibility for qualifying “performance-based compensation,” provided that certain performance and other requirements are met. Under the new tax legislation, for taxable years beginning after December 31, 2017, there is no longer an exception to the deductibility limit for qualifying “performance-based compensation” unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Also under the new legislation, the definition of “covered employees” has been expanded to include a company’s chief financial officer (in addition to the chief executive officer and three other most highly paid executive officers), plus any individual who has been a “covered employee” in any taxable year beginning after December 31, 2016. As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company of various payments and benefits, including the impact of Section 162(m). However, we reserve the right to design programs that may not be deductible under Section 162(m) if we believe they are nevertheless appropriate to help achieve our executive compensation program objectives, and in any case, there can be no assurance that any compensation paid by the Company will be fully deductible.

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CEO Pay-Ratio Disclosure

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on Securities and Exchange Commission rules for this disclosure and applying the methodology described below, we have determined that Mr. Messina’s total compensation for 2019 was $7,562,330 and the median of the total 2019 compensation of all of our employees (excluding our CEO) was $33,651 (after applying a cost-of-living adjustment and converting foreign currency to U.S. dollars, as described below). Accordingly, we estimate the cost-of-living-adjusted ratio of our CEO’s total compensation for 2019 to the median of the total 2019 compensation of all of our employees (excluding our CEO) to be 225 to 1.

We identified the median employee by taking into account the total compensation paid for 2019 to all individuals, excluding our CEO, who were employed by us or one of our subsidiaries on December 31, 2019. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any employees who were not employed by us for all of 2019. We applied a cost of living adjustment to employees employed outside of the United States as described below. Once the median employee was identified as described above, that employee’s total compensation for 2019 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology (in the case of the median employee’s compensation, as adjusted for cost-of-living and currency conversion as described below).

If we only considered our U.S.-based employees (excluding our CEO) in identifying the median employee using the methodology otherwise described above, we determined that our median U.S.-based employee’s total compensation was $57,598. Accordingly, we estimate the resulting ratio of our CEO’s total compensation to the median of the total compensation of all our U.S.-based employees (excluding our CEO) to be 131 to 1.

In calculating the compensation of our employees in the Philippines, we applied a currency conversion factor based on the U.S. dollar to Philippines Peso exchange rate as of December 31, 2019. In calculating the compensation of our employees in India, we applied a currency conversion factor based on the U.S. dollar to Indian Rupee exchange rate as of December 31, 2019.1 As permitted under SEC rules, in identifying the median employee and in presenting the median employee’s total 2019 compensation above, we applied a cost-of-living adjustment to the compensation of employees outside the United States based on a purchasing power parity conversion factor published by The World Bank for 2018.2 Using this methodology, we determined that our median employee is employed in India. If we had determined the median employee and total compensation as described above but had not applied a cost-of-living adjustment to identify our median employee or calculate our median employee’s total compensation, the median of the total compensation of all of our employees (excluding our CEO) would have been $10,916 and we estimate the resulting ratio of our CEO’s total compensation to the median of the total compensation of all of our employees (excluding our CEO) would have been 693 to 1.

1 As reported by the U.S. Bureau of the Fiscal Service Treasury Reporting Rates of Exchange as of December 31, 2019, the Indian Rupee to U.S. Dollar to conversion rate was 71:1 and the Philippines Peso to U.S. Dollar to conversion rate was 50.64:1.

2 The “price level ratio of PPP conversion factor (GDP) to market exchange rate” published by the World Bank indicates how many U.S. dollars are needed to buy one U.S. dollar’s worth of goods in a particular country. For 2018, the most recent data accessible, the ratio reported for both India and the Philippines was 0.3, meaning the local currency equivalent of $1 purchased $3.33 worth of goods in those countries. Accordingly, we multiplied the 2019 compensation of each employee based in India or the Philippines by 3.33 prior to identifying the employee with the median of the total 2019 compensation and in presenting such employee’s total compensation in order to reflect a cost-of-living adjustment.

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Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement with management.

Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 27, 2020	Compensation Committee:

DeForest B. Soaries, Jr., Chair
Jenne K. Britell, Director
Jacques J. Busquet, Director

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Summary Compensation Table - 2017, 2018 and 2019

The following table provides information concerning the compensation of our named executive officers for the 2019, 2018 and 2017 fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Glen A. Messina	2019	900,000		2,518,950		1,529,974	2,613,406	7,562,330
President and Chief Executive Officer	2018	214,615	—	4,050,001	791,035	213,966	1,690,804	6,960,421

June C. Campbell Executive Vice President and Chief Financial Officer(4)	2019	370,673	253,757	153,986	51,432	468,583	120,113	1,418,545

Timothy J. Yanoti Executive Vice President and Chief Growth Officer	2019	450,001	—	559,066	—	597,359	80,804	1,687,230

Scott W. Anderson	2019	500,000	—	538,002	—	592,207	—	1,630,208
Executive Vice President, Chief Servicing Officer	2018	500,000	—	—	—	314,236	—	814,236
	2017	500,000	—	—	—	542,984	750	1,043,734

Dennis Zeleny Executive Vice President and Chief Administrative Officer(5)	2019	176,539	350,000	409,539	—	163,879	426,000	1,525,956

Catherine M. Dondzila	2019	183,235	—	233,244	—	—	868,645	1,285,124
Former Senior Vice President and Chief Accounting Officer(6)	2018	433,100	—	—	—	159,197	6,200	598,497

(1)	Represents the aggregate grant date fair value of stock awards and stock options, computed in accordance with FASB ASC 718. These amounts do not represent the actual amounts paid to or realized by the executive. We based the grant date fair value of stock awards with a service condition on the average of the high and low prices of our common stock as reported on the New York Stock Exchange on the date of grant of the awards. The fair value of the time-based option awards was determined using the Black-Scholes options pricing model. Stock unit awards with only a service condition are valued at their intrinsic value, which is the market value of the stock on the date of the award. The fair value of stock unit awards with both a service condition and a market-based vesting condition is based on the output of a Monte Carlo simulation. Additional detail regarding the calculation of these values is included in Note 22 to our audited financial statements for the fiscal year ended December 31, 2019, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2020.
(2)	Represents annual incentive compensation earned in the corresponding year and paid in the first quarter of the following year.
(3)	Amounts shown in this column are set forth in the supplemental “All Other Compensation” table below.
(4)	Ms. Campbell assumed the role of Executive Vice President and Chief Financial Officer on March 4, 2019. In connection with her employment and to induce her to join the company, she received a signing bonus which is reported in the “Bonus” column.
(5)	Mr. Zeleny assumed the role of Executive Vice President and Chief Administrative Officer on July 31, 2019. In connection with his employment and to induce him to join the company, he received a signing bonus which is reported in the “Bonus” column.
(6)	Ms. Dondzila resigned as Senior Vice President and Chief Accounting Officer on May 31, 2019.

For more information about the elements of the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

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All Other Compensation

The following table provides additional information about the amounts that appear in the “All Other Compensation” column in the Summary Compensation Table.

Executive Officer	401(k) Matching Contributions(1) ($)	Relocation Benefits(2) ($)	Other ($)	Total ($)
Glen A. Messina(3)	7,269	577,971	2,028,165	2,613,406
June C. Campbell	—	120,113	—	120,113
Timothy J. Yanoti	1,558	79,247	—	80,804
Scott W. Anderson	—	—	—	—
Dennis Zeleny(4)	—	—	426,000	426,000
Catherine M. Dondzila(5)	8,400	—	860,245	868,645

(1)	Reflects employer matching contributions made under the Ocwen Financial Corporation 401(k) Savings Plan.
(2)	Reflects the value of temporary commuting and relocation benefits paid under the Ocwen Relocation Plan, including amounts to gross-up for taxable expenses.
(3)	“Other” reflects the value of Mr. Messina’s severance benefits to which Mr. Messina was entitled as former President and Chief Executive Officer of PHH Corporation.
(4)	“Other” represents the value of fees paid to Mr. Zeleny as an independent consultant prior to regular full-time employment.
(5)	“Other” represents the values of Ms. Dondzila’s lump sum payment in exchange for a general release of claims upon her resignation as Senior Vice President and Chief Accounting Officer on May 31, 2019 ($568,870), independent consulting agreement ($216,550), payout of accrued paid time off balances ($62,825), subsidy for COBRA benefits continuation ($11,620) and stipends paid to cover telecommuting expenses ($381).

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Grants of Plan-Based Awards for 2019

The following table provides information related to awards granted in 2019 under our 2017 Performance Incentive Plan and our 1998 Annual Incentive Plan, as amended.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(2) (#)	Options (#)	Awards ($)	(3) ($)
Glen A. Messina	3/29/2019		562,500	1,125,000	1,687,500	—	—	—	—	—	—	—
	4/11/2019	(4)	—	—	—	282,663	565,327	1,130,654	—	—	—	1,271,986
	4/11/2019		—	—	—	—	—	—	565,326	—	—	1,124,999
	4/11/2019	(5)	—	—	—	28,947	57,895	115,790	—	—	—	121,966
June C. Campbell	3/29/2019		186,884	373,767	560,651	—	—	—	—	—	—	—
	3/04/2019	(6)	—	—	—	—	57,604	—	—	—	—	100,986
	3/04/2019		—	—	—	—	—	—	24,424	—	—	53,000
	3/04/2019		—	—	—	—	—	—	—	33,180	2.17	51,432
Timothy J. Yanoti	3/29/2019		250,000	500,000	750,000	—	—	—	—	—	—	—
	3/29/2019	(4)	—	—	—	68,681	137,363	274,726	—	—	—	309,067
	3/29/2019		—	—	—	—	—	—	137,362	—	—	249,999
Scott W. Anderson	3/29/2019		225,000	450,000	675,000	—	—	—	—	—	—	—
	3/29/2019	(4)	—	—	—	41,209	82,418	164,836	—	—	—	185,441
	3/29/2019		—	—	—	—	—	—	82,417	—	—	149,999
	3/29/2019	(5)	—	—	—	48,076	96,153	192,306	—	—	—	202,562
Dennis Zeleny	7/31/2019		63,288	126,575	189,863	—	—	—	—	—	—	—
	7/31/2019	(4)	—	—	—	49,342	98,684	197,368	—	—	—	222,039
	7/31/2019		—	—	—	—	—	—	98,684	—	—	187,500
Catherine M. Dondzila	3/29/2019		138,450	276,900	415,350	—	—	—	—	—	—	—
	3/29/2019	(4)	—	—	—	14,873	29,746	59,492	—	—	—	66,929
	3/29/2019		—	—	—	—	—	—	29,745	—	—	54,136
	3/29/2019	(5)	—	—	—	26,624	53,250	106,500	—	—	—	112,180

(1)	These amounts represent the potential non-equity compensation that would have been earned by each respective executive officer for 2019 service under the different achievement levels under their 2019 annual incentive opportunity, which are more fully discussed in “Compensation Discussion and Analysis,” pursuant to our 1998 Annual Incentive Plan. Under our current compensation structure, all non-equity incentive compensation is paid to the executive officer in the first quarter of the year following the year in which service was rendered. The actual amount of non-equity incentive compensation that was paid to our named executive officers for 2019 service is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)	RSU awards vest in three equal installments on the first, second and third anniversary dates of the grant, subject to continued employment. Awards for Mr. Messina and Ms. Campbell settle in equity, but they do not have any rights of a shareholder with respect to any of the shares subject to the award until such units are vested and settled. Awards for Messrs. Anderson, Yanoti and Zeleny and Ms. Dondzila settle in cash.

(3)	See footnote (1) under “Summary Compensation Table” above for detail regarding the methodology used to calculate Grant Date Fair Value.

(4)	PRSU awards are earned based on the Company’s TSR during the performance period of March 29, 2019 through March 29, 2022, and vest at the third anniversary of the respective grant dates. Awards for all but Mr. Messina will settle in cash, if earned. Refer to “Compensation Discussion and Analysis - 2019 Long-Term Incentive Awards” for additional details.

(5)	PRSU awards vest in equal thirds on the first, second and third anniversaries of the respective grant dates based on the Company’s cumulative Total Shareholder Return during three performance periods (the first from March 29, 2019 through March 29, 2020, the second from March 29, 2019 through March 29, 2021, and the third from March 29, 2019 through March 29, 2022). These awards will settle in cash, if earned. Refer to “Compensation Discussion and Analysis - 2019 Long-Term Incentive Awards” for additional details on these “transitional” awards.

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(6)	PRSU award granted March 4, 2019 to Ms. Campbell time-vests in equal fourths on the first, second, third and fourth anniversaries of the grant, and performance vesting upon the Average Stock Price equaling or exceeding $4.34 at any time during such four-year vesting period. For these purposes, “Average Stock Price” means the average of the Adjusted Stock Price for a period of twenty consecutive trading days, and the term “Adjusted Stock Price” shall mean, for a particular trading day, the sum of (i) the closing price of the Corporation’s common stock on such trading day, and (ii) the aggregate amount of dividends paid by the Company on a share of its common stock during the period commencing on the award date and ending on the applicable trading day. This PRSU award does not have threshold or maximum levels for performance.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards at December 31, 2019 for Ocwen’s named executive officers other than Ms. Dondzila, who had no outstanding equity awards.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Glen A. Messina	88,997	177,993	(5)	-		4.12	10/4/2028	-		-	-		-
	-	-		-		-	-	655,341	(6)	897,817	-		-
	-	-		-		-	-	565,326	(7)	774,497	-		-
	-	-		-		-	-	-		-	282,663	(8)	387,248
	-	-		-		-	-	-		-	28,947	(9)	39,657

June C. Campbell	-	33,180	(10)	-		2.17	3/4/2029	-		-	-		-
	-	-		-		-	-	24,424	(11)	33,461	-		-
	-	-		-		-	-	-		-	57,604	(12)	78,917

Timothy J. Yanoti	27,132	54,263	(10)	-		2.15	11/26/2028	-		-	-		-
	-	-		-		-	-	38,760	(13)	53,101	-		-
	-	-		-		-	-	-		-	93,023	(12)	127,442
	-	-		-		-	-	137,362	(7)	188,186	-		-
	-	-		-		-	-	-		-	68,681	(8)	94,093

Scott W. Anderson	22,500	-		-		33.45	5/14/2024	-		-	-		-
	-	-		45,000	(14)	33.45	5/14/2024	-		-	-		-
	-	-		22,500	(15)	33.45	5/14/2024	-		-	-		-
	32,772	-		-		10.14	2/24/2025	-		-	-		-
	-	-		-		-	-	20,000	(16)	27,400	-		-
	-	-		-		-	-	82,417	(7)	112,911	-		-
	-	-		-		-	-	-		-	41,209	(8)	56,456
	-	-		-		-	-	-		-	48,076	(9)	65,864

Dennis Zeleny	-	-		-		-	-	98,684	(7)	135,197	-		-
	-	-		-		-	-	-		-	49,342	(8)	67,599

(1)	Consists of equity awards with respect to which, as of December 31, 2019, any applicable performance hurdles have been met but awards remain subject to time-based vesting criteria.
(2)	Consists of option awards with respect to which, as of December 31, 2019, the applicable performance hurdles have not been met.
(3)	The dollar amounts shown in these columns are determined by multiplying the number of unvested shares or units subject to the award by $1.37, the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2019 (the last trading day of 2019).
(4)	Consists of equity awards with respect to which, as of December 31, 2019, the applicable time-based and/or performance vesting criteria have not been met.

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(5)	Represents non-qualified stock options (NQSOs) granted to Mr. Messina October 4, 2018. One-third of granted options vested October 4, 2019, with the remaining options vesting in equal tranches on the second and third anniversaries of the grant.
(6)	Represents RSUs granted to Mr. Messina October 4, 2018. One-third of granted units vested October 4, 2019, with the remaining units vesting in equal tranches on the second and third anniversaries of the grant.
(7)	Represents RSUs granted to Mr. Messina April 11, 2019, to Messrs. Anderson and Yanoti March 29, 2019, and to Mr. Zeleny July 21, 2019, vesting in equal tranches on the first, second and third anniversaries of the respective grant dates. Awards for all but Mr. Messina will settle in cash.
(8)	Represents PRSUs granted to Mr. Messina April 11, 2019, to Messrs. Anderson and Yanoti March 29, 2019, and to Mr. Zeleny July 21, 2019. These PRSUs are earned based on the Company’s TSR during the performance period of March 29, 2019 through March 29, 2022, and vest on the third anniversary of the respective grant dates. Awards for all but Mr. Messina will settle in cash, if earned. Amounts reported assume threshold levels of achievement.
(9)	Represents PRSUs granted to Mr. Messina April 11, 2019, and to Mr. Anderson March 29, 2019. These PRSUs vest in equal thirds on the first, second and third anniversaries of the respective grant dates based on the Company’s cumulative Total Shareholder Return during three performance periods (the first from March 29, 2019 through March 29, 2020, the second from March 29, 2019 through March 29, 2021, and the third from March 29, 2019 through March 29, 2022). These awards will settle in cash, if earned. Amounts reported assume threshold levels of achievement.
(10)	Represents NQSOs granted November 26, 2018 to Mr. Yanoti and March 4, 2019 to Ms. Campbell, vesting in equal thirds on the first, second and third anniversaries of the grant.
(11)	Represents RSUs granted March 4, 2019 to Ms. Campbell, vesting in equal thirds on the first, second and third anniversaries of the grant.
(12)	Represents PRSUs granted November 26, 2018 to Mr. Yanoti and March 4, 2019 to Ms. Campbell, time-vesting in equal fourths on the first, second, third and fourth anniversaries of the grant, and performance vesting upon the Average Stock Price equaling or exceeding $5.80 and $4.34 for Mr. Yanoti and Ms. Campbell, respectively, at any time during such four-year period. For these purposes, “Average Stock Price” means the average of the Adjusted Stock Price for a period of twenty consecutive trading days, and the term “Adjusted Stock Price” shall mean, for a particular trading day, the sum of (i) the closing price of the Corporation’s common stock on such trading day, and (ii) the aggregate amount of dividends paid by the Company on a share of its common stock during the period commencing on the award date and ending on the applicable trading day.
(13)	Represents RSUs granted to Mr. Yanoti November 26, 2018. One-third of granted units vested November 26, 2019, with the remaining units vesting in equal tranches on the second and third anniversaries of the grant.
(14)	Represents NQSOs granted to Mr. Anderson 5/14/2014, one-fourth of which vest upon achieving a stock price of $66.90 and compounded annual gain of 20% over the exercise price, with the balance vesting one-fourth each subsequent anniversary.
(15)	Represents NQSOs granted to Mr. Anderson 5/14/2014, one-fourth of which vest upon achieving a stock price of $100.35 and compounded annual gain of 25% over the exercise price, with the balance vesting one-fourth each subsequent anniversary.
(16)	Represents remaining one-fourth of PRSUs granted to Mr. Anderson March 29, 2016, which vested March 29, 2020.

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Option Exercises and Stock Vested During 2019

The following table provides information relating to the amounts realized on the exercise of options and the vesting of restricted stock during fiscal year 2019 for the individuals named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Glen A. Messina	—	—	327,669	635,678
June C. Campbell	—	—	—	—
Timothy J. Yanoti	—	—	19,380	28,682
Scott W. Anderson	—	—	45,112	83,024
Dennis Zeleny	—	—	—	—
Catherine M. Dondzila	—	—	26,431	48,565

(1)	No options were exercised during 2019.
(2)	The dollar amounts shown in this column for stock awards are calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the date of vesting.

Potential Payments upon Termination or Change in Control

We would treat any termination of employment of a named executive officer as we believe is appropriate in light of the circumstances, subject to the terms of our agreements with the executive, including Severance Plans, employment offer letters, any equity award agreement and the intellectual property and non-disclosure agreement discussed above under “Restrictive Covenants,” and our clawback policy, as applicable. In addition, a named executive officer would typically retain any vested portion of prior equity awards granted through the 1998 Annual Incentive Plan, the 2007 Plan and the 2017 Plan.

Treatment of Options and Equity

Our stock option agreements generally provide that, in the event of death, disability, retirement or termination by the Company without cause, in each case as defined in the applicable stock option agreement, (i) all unvested options that vest over a certain time period (“time-based”) would immediately vest; (ii) all unvested options that vest in accordance with the fulfillment of market conditions or other performance criteria (“performance-based”) would generally continue to vest if the particular performance criteria is satisfied (in the case of retirement or termination without cause, within 90 days of termination); and (iii) all vested options generally terminate within a specified timeframe. Upon termination for cause, all vested and unvested options are immediately terminated. Additionally, pursuant to these stock option agreements, if there is a “change of control” as defined in the applicable stock option agreement, all options would immediately vest.

Our time-based and performance-based stock unit agreements for awards granted prior to March 29, 2019 provide for continued vesting upon retirement, disability or death. Upon retirement on or after the first anniversary of the award, or in the event of disability, vesting of the award continues as provided in the award agreement if certain conditions relating to cooperation and non-competition as set forth in the agreement are met. Upon death, vesting also continues as provided in the award agreement. If terminated (other than by retirement, disability or death), any unvested portion of the award shall be terminated on the last day of employment. If there is a “change of control” as defined in the applicable stock unit agreement, then all outstanding and unvested awards immediately vest.

For the Long-Term Incentive (LTI) awards granted March 29, 2019 and after, in the case of death or disability, the awards will immediately vest on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination, and the performance-based vesting condition shall be deemed to have been achieved at target level, as applicable. In the event of voluntary resignation (other than for good reason, as defined in the applicable award agreements), any unvested portion of an award will be forfeited.

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Upon a termination without cause, the restricted stock units vest in the same pro-rata manner described above, and the pro-rata portion (determined in the same manner described above) of the three-year cliff-vesting performance-restricted stock units remain eligible to become vested, subject to achievement of applicable performance objectives, and the transitional three-year ratable-vesting performance-restricted stock units remain eligible to become vested in full, subject to achievement of performance objectives.

In the event of a change of control, awards continue vesting in accordance with their terms, but the performance-based vesting condition shall be deemed to have been achieved at target levels at each subsequent vesting date, as applicable. If, within 12 months of such change of control, the corporation terminates the participant’s employment for any reason other than for cause or the participant resigns for good reason, the awards will vest at target level as of the date of termination.

We believe that the provisions in our equity award agreements relating to change in control support our compelling business need to incentivize the retention of key employees during the uncertain times preceding a change of control. As described above, beginning with our March 29, 2019 awards, our award agreements provide for accelerated vesting following change of control only if such change of control is followed by actual or constructive termination (i.e., a “double trigger”), in order to further incentivize post-change of control retention and engagement.

Payments for Mr. Messina

In the event of Mr. Messina’s termination without cause or resignation for good reason, under the terms of his offer letter he will be entitled to receive (i) a lump sum termination payment in an amount equal to the sum of his base salary plus his annual target incentive, (ii) the estimated cost of 18 months’ COBRA benefits, and (iii) a pro rata portion of his annual bonus payment based on actual achievement of Ocwen performance objectives and payment of any unpaid prior year bonus. In addition, in the event of Mr. Messina’s termination without cause, resignation for good reason or termination due to death or disability, he will be entitled to accelerated vesting of his sign-on option award and sign-on restricted stock unit award.

Severance Plans

Messrs. Anderson, Yanoti and Zeleny and Ms. Campbell are eligible for severance benefits upon a qualifying termination of employment, conditioned upon the execution of a separation and release agreement, consistent with either the United States Basic Severance Plan (the “Severance Plan”) or the United States Change in Control Severance Plan (the “CIC Plan”).

Under the Severance Plan, if an executive officer’s employment with the Company is terminated by the Company due to an eligible termination as defined in the Plan, the executive will be entitled to receive the following benefits: (i) a lump sum payment equal to 18 times the monthly base salary rate; and (ii) a monthly subsidy equal to the executive’s expected cost of COBRA premiums for continued medical coverage for 18 months.

Under the CIC Plan, if a Change in Control (as defined in the Plan) occurs and either the participant’s employment is involuntarily terminated within the 12-month period following the Change in Control or he or she has been requested by the Company to continue in the employment of the Company through a specified date following a Change in Control and the participant remains in the employment of the Company for such specified period, the executive will be entitled to receive the following benefits, in lieu of not in addition to, the benefits described in the preceding paragraph: (i) a lump sum payment equal to 24 times the monthly base salary rate, plus the annual target incentive under the Annual Incentive Plan prorated for their length of service for the year in which the termination occurs; and (ii) a monthly subsidy equal to the participant’s expected cost of COBRA premiums for continued medical coverage for 24 months.

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Tabular Disclosure of Payments on Termination or Change in Control

The table below sets forth the potential benefits that each named executive officer serving as of December 31, 2019 would have been entitled to receive from the Company as described above upon a termination of employment under the circumstances described above, and the potential benefits that each individual would have been entitled to receive with respect to accelerated vesting of equity awards had a termination of employment under the circumstances described above or a change in control of the Company occurred, assuming that the event occurred on the last day of fiscal year 2019. For Ms. Dondzila, as required under SEC rules, payments to her in connection with her termination of employment on May 31, 2019 are described below.

The value of any outstanding equity awards that would accelerate is determined by multiplying (i) the number of unvested restricted stock units held by the named executive officer that would accelerate by (ii) $1.37, the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2019 (the last trading day of the year). Additionally, at that share price, no stock options for which vesting would accelerate had value.

Potential Payments upon Termination of Employment or Change in Control
Name	Voluntary Termination without Good Reason or Involuntary Termination for Cause	Voluntary Resignation with Good Reason	Involuntary Termination Not for Cause	Change in Control without Termination	Change in Control with Qualifying Termination	Disability or Death	Retirement
Glen A. Messina	—	3,573,440	3,573,440	897,817	4,538,151	653,017	187,093
June C. Campbell	—	712,500	712,500	112,378	1,062,378	—	—
Timothy J. Yanoti	—	675,000	722,690	180,543	1,456,916	95,379	47,690
Scott W. Anderson	—	750,000	778,612	27,400	1,384,954	188,956	28,612
Dennis Zeleny	—	637,500	656,479	—	1,120,394	37,957	18,979

Catherine M. Dondzila Separation

Effective as of May 31, 2019, Ms. Dondzila resigned as our Senior Vice President and Chief Accounting Officer. The Company entered into a separation and release agreement with Ms. Dondzila on June 19, 2019 in connection with her departure. Under this agreement, in addition to any other accrued obligations and vested benefits under the Company’s benefit plans, the Company agreed to pay Ms. Dondzila a lump sum payment of $568,870 in exchange for a general release of claims. This agreement also included certain restrictive covenants.

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ADVISORY RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP, independent registered public accountants, to be our independent registered public accounting firm for the year ending December 31, 2020 and has further directed that such appointment be submitted for ratification, on an advisory basis, by our shareholders at the Annual Meeting. Although shareholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for shareholders to ratify such appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

ADVISORY RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2020.

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Report of the Audit Committee

The Audit Committee of the Board of Directors has:

●	Reviewed and discussed with management Ocwen’s audited financial statements as of and for the year ended December 31, 2019;

●	Discussed with Deloitte & Touche LLP, Ocwen’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

●	Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ocwen’s annual report on Form 10-K for the year ended December 31, 2019.

The Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com.

April 27, 2020	Audit Committee
Alan J. Bowers, Chair
Robert J. Lipstein, Director
Kevin Stein, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to Ocwen for professional services by Deloitte & Touche LLP for fiscal years 2019 and 2018:

	2019	2018
Audit Fees	$6,584,205	$5,601,457
Audit Related Fees	313,000	250,000
Tax Fees	1,846,820	2,150,010
All Other Fees	38,877	4,286
Total	$8,782,902	$8,005,753

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of Ocwen’s consolidated financial statements for fiscal years 2019 and 2018, for the reviews of the financial statements included in Ocwen’s quarterly reports on Form 10-Q during fiscal years 2019 and 2018 and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit Related Fees. This category includes the aggregate fees billed for reporting on internal controls relating to servicing operations.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice.

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All Other Fees. This category includes the aggregate amounts billed in each of the last two fiscal years by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Deloitte & Touche LLP in 2018 and 2019 and the proposed services for 2020 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP.

Principles for Audit Committee Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditor (the “Pre-Approval Principles”). The Audit Committee has adopted the Pre-Approval Principles to set forth the procedures and conditions for pre-approving audit and permitted non-audit services to be performed by the independent auditor responsible for auditing the Company’s consolidated financial statements filed with the Securities and Exchange Commission or any separate financial statements that may be required.

Pursuant to the Pre-Approval Principles, proposed services may either be pre-approved by the Audit Committee on a categorical basis, without consideration of specific services (“general pre-approval”), or may be subject to case-by-case pre-approval by the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure for purposes of addressing the Company’s auditing and non-auditing services and for evaluating the potential impact of non-audit services on the independence of the independent auditor.

Pursuant to the Pre-Approval Principles, regardless of whether a class of services or individual service is proposed for general or specific pre-approval, the Audit Committee shall consider whether such service is consistent with applicable Securities and Exchange Commission and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence. The Audit Committee shall also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service may enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee shall also be mindful of the relationship between fees for audit and non-audit services in determining whether to pre-approve any class of services or individual service and may determine, for each year, the appropriate ratio between the total amount of “Audit Fees,” “Audit-Related Fees” and “Tax Fees” and the total amount of fees for permissible non-audit services classified under “All Other Fees.”

All audit and permitted non-audit services to be provided by the independent auditor, including the projected fees for such services, shall be pre-approved by the Audit Committee. In general, predictable and recurring audit and permitted non-audit services shall be considered for general and/or specific pre-approval by the full Audit Committee on an annual basis, generally in conjunction with the selection of the independent auditor. At this time, the Audit Committee may also choose to provide pre-approval of audit, audit-related and tax services that may ultimately be required, but are not specifically identified at the beginning of the calendar year.

For any services not covered by these initial pre-approvals, the Audit Committee delegates authority to the Chair of the Audit Committee to pre-approve any audit or permitted non-audit or tax service for which the estimated fee does not exceed $500,000. Any service not covered by the Audit Committee’s initial pre-approvals and for which fees are expected to exceed $500,000 shall be pre-approved by the full Audit Committee.

The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal Three)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to approve or not approve our pay program for our named executive officers.

As described in more detail under the heading “Executive Compensation,” we believe our executive compensation programs are effectively designed, are in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. Prior to 2019, shareholder feedback in the form of shareholder advisory votes on Ocwen’s executive compensation has been very positive. At each of our Annual Meetings of Shareholders from 2014 through 2018, we received at least 85% of votes cast on our Say-on-Pay proposal in favor of our executive compensation. In 2019, we received 66% support on the votes casted on our Say-on-Pay proposal. Based on outreach efforts to both institutional and active investors, we believe that a significant driver of this was the “AGAINST” recommendation provided by ISS’s proxy advisory group. ISS comments included, among others, that our “annual incentive awards being tied to a large number of metrics, several which appear to be subjective” and that our new Chief Executive Officer, Mr. Messina, received equity grants that were “large and entirely time-vesting.”

The Compensation Committee considered ISS’s input, as well as the input we gathered from reaching out or meeting directly with active investors. Through these outreach efforts we reached a group who held approximately 58% of our outstanding shares. During the shareholder engagement process, we shared with investors the changes we had made in our programs including the reduction of compensation levels and the introduction of a long-term incentive plan. As a result of the engagement process, we concluded that Ocwen’s current focus on rewarding the management team for cost reduction, maximizing the synergies of the PHH acquisition, settling legacy issues with regulators and focusing on the quickest return to profitability, as well as linking management’s compensation to absolute total shareholder return, aligns with the priorities of our shareholders.

The Compensation Committee and our Board of Directors intend to continue to consider shareholder feedback as well as recommended best practices put forth by shareholder proxy advisory firms such as ISS to the extent these institution’s recommendations are aligned with the interests of our shareholders. We also intend to continue to hold an advisory Say-on-Pay vote at each annual meeting of shareholders.

Accordingly, we will ask our shareholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

While the Compensation Committee and our Board of Directors intend to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

You may vote for or against or abstain from the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables contained in this proxy statement.

The Company’s current policy is to provide shareholders with an opportunity to approve, on an advisory basis, the compensation of the named executive officers each year at the annual meeting of shareholders. This policy aligns with the preference expressed by our shareholders at our 2017 Annual Meeting for Shareholders, who voted overwhelmingly to advise the Company to hold Say-on-Pay votes annually. Therefore, we expect that the next such vote will occur at the 2020 annual meeting of shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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ADVISORY APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK AND REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK BY THE SAME PROPORTION AS THE RATIO OF OUR REVERSE STOCK SPLIT

(Proposal Four)

Our Board has approved and is requesting shareholders to approve, on an advisory basis, an amendment to our Articles of Incorporation that would effect a reverse split of all outstanding shares of our common stock if the Board deems that it is in our and our shareholders’ best interests, at a ratio of any amount between, and including, one-for-five and one-for-25, and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split (the “Reverse Stock Split”). Under the Florida Business Corporation Act, we may enact this amendment to our Articles of Incorporation without shareholder approval because we are reducing our authorized shares proportionately. However, our Board has determined that it is appropriate to request shareholder approval of this amendment and will give appropriate consideration to the outcome of the advisory vote in determining whether or not to effect the Reverse Stock Split, and if so, at which split ratio. Our Board will continue to have the authority to elect to implement the Reverse Stock Split at its sole discretion if the members of the Board believe, due to changing circumstances or otherwise, that it is in the best interests of the Company and its shareholders, and therefore required by the Board’s fulfillment of its fiduciary duties. Further, our Board may elect not to implement the Reverse Stock Split at its sole discretion, if it believes as a result of changed circumstances or otherwise that to abandon the Reverse Stock Split would be in the best interest of our shareholders.

If our Board elects to implement the Reverse Stock Split, our Board would authorize our management to file Articles of Amendment to our Articles of Incorporation with the Florida Secretary of State to effect the Reverse Stock Split. If our Board elects to implement the Reverse Stock Split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the ratio of the selected Reverse Stock Split. The par value of our common stock would remain unchanged, and the number of our authorized shares of common stock, which is presently 200,000,000, would be decreased proportionally. For example, if we implemented a one-for-five Reverse Stock Split, our authorized shares would be reduced to 40,000,000 and if we implemented a one-for-20 Reverse Stock Split, our authorized shares would be reduced to 10,000,000. Because the number of authorized shares of our common stock will be reduced by the same proportion as the ratio of our Reverse Stock Split, the Reverse Stock Split will not result in an increase to the proportion of our authorized but unissued shares of common stock. If our Board elects to implement the Reverse Stock Split, the ratio selected by our Board would be publicly disclosed by us to our shareholders on or before the date on which the Articles of Amendment to our Articles of Incorporation effecting the Reverse Stock Split is filed with the Florida Secretary of State.

You may elect to vote in favor of the Reverse Stock Split, against the Reverse Stock Split, or you may abstain from voting on the proposal. The proposed form of amendment to our Articles of Incorporation to implement the Reverse Stock Split is attached to this Proxy Statement as Annex A.

Purpose of the Reverse Stock Split

The Board believes that a Reverse Stock Split is desirable for a number of reasons, including:

Help us Comply with New York Stock Exchange (NYSE) Continued Listing Requirements. Our common stock is quoted on the NYSE under the symbol “OCN”. On the record date, the last sale price of our common stock was $0.57 per share. As previously disclosed, we were notified on April 8, 2020 by the NYSE that we were non-compliant with the NYSE’s continued listing standards because the average closing price of our common stock over the 30 trading-day period ending April 7, 2020 was less than $1.00. If we are not able to regain compliance with the NYSE’s share price standards, which generally require that on the last trading day of any calendar month during a six month cure period, our common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month, we will be de-listed from the NYSE. On April 21, 2020, the NYSE announced that, due to market-wide declines brought about by the extraordinary circumstances of the COVID-19 pandemic, it would toll until July 1, 2020 the running of cure periods for companies not in compliance with the minimum share price standard. As a result, the remainder of Ocwen’s cure period will be tolled until July 1, 2020 and the Company must regain compliance with the NYSE’s share price standard by December 17, 2020. The likelihood and nature of any further NYSE relief remain uncertain at this time. Therefore, we believe we should effectuate the Reverse Stock Split in order to potentially increase our stock price and therefore our ability comply with the continued listing requirements of the NYSE.

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Increase in Eligible Institutional and Other Investors. We believe a Reverse Stock Split has the ability to increase the price of our common stock and potentially decrease its volatility, and thus may facilitate investment in our stock by a broader range of institutional investors. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks with a price below a certain threshold. We believe that increased institutional investor interest in the Company and our common stock may potentially lead to an increase in the market price of our common stock, as well as the trading volume and liquidity of our common stock.

Increase Analyst and Broker Interest. We believe a Reverse Stock Split would help increase analyst and broker-dealer interest in our common stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker/dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines and policies and practices that either prohibit or discourage them from investing or trading such stocks or recommending them to their clients and customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our common stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

In evaluating the Reverse Stock Split, our Board of Directors also considered a number of negative factors commonly associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by some investors and analysts, as well as the fact that the stock prices of some companies that effect reverse stock splits do not necessarily trade at levels commensurate with expectations based on the applicable reverse stock split ratios. See “- Risks of the Reverse Stock Split” below for more information on the risks associated with the Reverse Stock Split. Our Board, however, may determine that these potential negative factors would be significantly outweighed by the potential benefits, and may believe that the increase of the per share market price of our common stock that may result from the Reverse Stock Split may allow us to maintain the listing of our common stock on the NYSE, encourage greater interest in our common stock from market participants, and enhance the marketability of our common stock.

Risks of the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the Reverse Stock Split.

The Reverse Stock Split may not increase our market capitalization, which would prevent us from realizing some of the anticipated benefits of the Reverse Stock Split. The market price of our common stock is based on a number of factors which may be unrelated to the number of shares outstanding. These factors may include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share may not rise in inverse proportion to the reduction in the number of shares outstanding before the Reverse Stock Split, and any increase in share price may not be maintained. For example, based on the closing price of our common stock on March 31, 2020, of $0.50 per share, if our Board were to implement the Reverse Stock Split and utilize a ratio of one-for-20, we cannot assure you that the post-split market price of our common stock would be $10.00 (that is $0.50 multiplied by 20) per share or greater. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

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Even if the Reverse Stock Split is implemented, we may still become ineligible for continued listing on the NYSE. In the future, the market price of our common stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split. The long- and near-term effect of a Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty. Even if the Reverse Stock Split is implemented, we may still become ineligible for continued listing on the NYSE.

If the Reverse Stock Split is effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve. There can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

The reduced number of issued shares of common stock resulting from the Reverse Stock Split could adversely affect the liquidity of our common stock. As noted above, the Reverse Stock Split may not increase interest in our common stock and to the contrary, the reduced number of shares issued and outstanding after the Reverse Stock Split could adversely affect the liquidity of our common stock by reducing the number of shares available for trading.

Effects of the Reverse Stock Split

Reduction of the number of Shares Held by Individual Shareholders. After the effective date of the Reverse Stock Split, each common shareholder will own fewer shares of our common stock. However, the Reverse Stock Split will affect all of our common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share as described below. As discussed further below, we will round up any fractional shares. The number of shareholders of record will not be affected by the Reverse Stock Split. However, if the Reverse Stock Split is approved, it will increase the number of shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Reduction in Total Outstanding Shares. The proposed Reverse Stock Split will reduce the total number of outstanding shares of common stock by a factor based on the ratio of the split. The following table shows the number of shares of our common stock outstanding both before the Reverse Stock Split and after the Reverse Stock Split:

Reverse Split Ratio	Number of Shares Authorized	Approximate Number of Shares Issued and Outstanding(1)	Percentage of Authorized Common Stock	Number of Shares Available for Issuance
Current Shares	200,000,000	134,956,288	67.5%	65,043,712
1-for-5	40,000,000	26,991,258	67.5%	13,008,742
1-for-10	20,000,000	13,495,629	67.5%	6,504,371
1-for-15	13,333,333	8,997,086	67.5%	4,336,247
1-for-20	10,000,000	6,747,814	67.5%	3,252,186
1-for-25	8,000,000	5,398,252	67.5%	2,601,748

(1) As of the Record Date, March 27, 2020.

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Change in Number and Exercise Price of Employee and Equity Awards. The Reverse Stock Split will reduce the number of shares of common stock available for issuance under the 2017 Performance Incentive Plan (the “2017 Plan”) and equity award agreements issued under the 2017 Plan in proportion to the split ratio. Under the terms of our outstanding equity awards, the Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares of common stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Effect on cash-settled and equity-settled RSUs and relevant performance metrics. The number of outstanding Restricted Stock Units (RSUs) will be proportionately reduced and rounded down to the nearest whole unit. The remaining fractional unit will be converted to a cash obligation not subject to the terms of the Plan but administered according to the same vesting, performance and other terms contained in the corresponding Award agreement. As applicable, performance requirements assigned to RSU vesting that are based on share price metrics (including total shareholder return) will be increased in proportion to the split ratio.

Regulatory Effects. Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the Reverse Stock Split is implemented, we will remain subject to NYSE continued listing standards, including compliance with the minimum price per share requirements described above, in order to continue to trade on the NYSE.

In addition to the above, the Reverse Stock Split will have the following effects upon our common stock:

●	The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

●	The authorized common stock and the par value of the common stock will remain $0.01 per share; and

●	The stated capital on our balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased.

Shares of common stock outstanding after the Reverse Stock Split will be fully paid and non-assessable. The amendment will not change any of the other terms of our common stock. The shares of common stock outstanding after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock outstanding prior to the Reverse Stock Split.

Because the number of authorized shares of our common stock will be reduced by the same proportion as the ratio of our Reverse Stock Split, the Reverse Stock Split will not result in an increase to the proportion of our authorized but unissued shares of common stock.

Once we implement a Reverse Stock Split, all share certificates issued prior to the Reverse Stock Split will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. When implemented, the Reverse Stock Split will adjust the number of shares held by each shareholder without any further action on the part of our shareholders. After the effective date of the Reverse Stock Split, each book-entry share certificate issued prior to the Reverse Stock Split will be re-issued by our transfer agent, American Stock Transfer & Trust Company, LLC (AST), to account for the Reverse Stock Split.

After the effective date of the Reverse Stock Split, each physical share certificate issued prior to the Reverse Stock Split will be deemed to represent the number of shares shown on the certificate, divided by the split ratio. Physical share certificates will be re-issued in book-entry form in due course as such certificates are tendered for exchange or transfer to our transfer agent in accordance with instructions in a transmittal letter that will be provided to shareholders of record.

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As applicable, if a share certificate issued prior to the Reverse Stock Split bears a restrictive legend, the replacement share certificate that will be issued following the Reverse Stock Split will contain the same restrictive legend. Also, if applicable, for purposes of determining the term of the restrictive period applicable to shares after the Reverse Stock Split for purposes of Rule 144 of the Securities Act of 1933, as amended, the time period during which a shareholder has held their existing pre-Reverse Stock Split shares will be included in the total holding period.

We request that shareholders do not send in any of their stock certificates at this time and follow the instructions on the transmittal letter that will be sent to record holders of physical certificates by our stock transfer agent, American Stock Transfer & Trust Company, LLC (AST).

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida. The exact date of the filing of the Articles of Amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Articles, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split.

After the filing of the Articles of Amendment, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the prior CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split is implemented, our transfer agent will act as exchange agent for purposes of implementing the exchange of physical stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split physical share certificates will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book-entry certificate representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal for from our transfer agent. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding physical share certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to a fraction of a share of common stock will, in lieu of such fractional share, receive one whole share of common stock.

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Accounting Matters

The par value per share of our common stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following summary of certain United States federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”) and is for general information only. This summary addresses only shareholders who are United States Persons, as defined in Section 7701(a)(30) of the Code and who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. This summary does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, non-U.S. shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, shareholders who hold the pre-Reverse Stock split shares as Section 1244 stock within the meaning of Section 1244 of the Code, shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address tax considerations under state, local and/or non-U.S. income tax and other laws. If a partnership holds pre-Reverse Stock Split shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of such partnership. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split and do not intend to do so. This summary is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed herein.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization for federal income tax purposes, we will not recognize taxable income, gain or loss as a result of the transaction.

Assuming the Reverse Stock Split qualifies as a reorganization for federal income tax purposes, a shareholder generally will not recognize income, gain or loss on the Reverse Stock Split, except possibly to the extent of the value of the shares received solely as a result of the stock “round up” (see below). The aggregate tax basis of the post-Reverse Stock Split shares received by a shareholder will be equal to the aggregate tax basis of its pre-Reverse Stock Split shares plus the value of the shares received solely as a result of the stock “round up”. The holding period of the post-Reverse Stock Split shares received by a shareholder will include the holding period of the pre-Reverse Stock Split shares exchanged by such shareholder as part of this transaction for all shares received other than any received as a result of the “round-up.” The shares received as a result of the “round-up” may have a new holding period starting on the date of the Reverse Stock Split.

The federal income tax consequences of the stock “round up” are unclear, and a holder of the pre-Reverse Stock Split shares may recognize income or gain to the extent of the value of the shares received solely as a result of the stock “round up.”

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND THE RECEIPT OF ANY “ROUND UP” SHARES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

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No Appraisal Rights

Shareholders have no rights under the Florida Business Corporation Act or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

No Expected Anti-Takeover Effects

Because the Reverse Stock Split will not result in Ocwen having additional authorized and unissued shares, we do not expect the Reverse Stock Split to have any impact on the ability of the Company to engage in a merger, business combination or other transformative transaction, nor do we expect it to impact the ability of any party to assume control of us through a hostile-takeover, tender offer or proxy contest. Additionally, the Reverse Stock Split is not intended to effect a going private transaction.

Neither our Articles of Incorporation nor our Bylaws presently contain any provisions having anti-takeover effects, with the exception of our Board’s ability to issue preferred stock, at any time and from time to time, with such voting powers, designations, preferences and relative, participating, optional or other special rights, qualification, limitations or restrictions as adopted by our Board. The Reverse Stock Split Proposal is not a plan by our Board to adopt a series of amendments to our Articles or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Rather, as discussed above, the reason for the Reverse Stock Split is to increase the ability of institutions to purchase our common stock and the interest in our common stock by analysts and brokers as well as help us comply with NYSE continued listing standards.

Interests of Certain Persons in this Proposal Four

Certain of our officers and directors have an interest in Proposal Four as a result of their ownership of shares of our common stock. However, the Reverse Stock Split will affect all of our common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share as described above.

Consequences if the Reverse Stock Split is Not Approved

In the event that the Reverse Stock Split is not approved by shareholders, we intend to actively monitor the trading price of our common stock on the NYSE and will consider available options in order to comply with the NYSE listing rules. We believe that our ability to remain listed on the NYSE may be significantly and negatively affected if a Reverse Stock Split is not implemented. If we are unable to achieve an increase in our stock price and our common stock is subsequently delisted, we would experience significant negative impacts, including but not limited to, impairment of our ability to obtain debt or equity financing to support our operations, and our shareholders could experience significant negative impacts, including but not limited to, decreased trading volume and liquidity of our common stock. Therefore, if the members of the Board believe, due to changing circumstances or otherwise, that it is in the best interests of the Company and its shareholders, and therefore required by the Board’s fulfillment of its fiduciary duties, to act to prevent delisting of the Company, the Board reserves discretion to implement the Reverse Stock Split.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT AS DISCLOSED IN THIS PROXY STATEMENT.

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APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING

(Proposal Five)

If, at the Annual Meeting, the number of shares of common stock present in person or represented by proxy and voting in favor of Proposal Four to approve the Reverse Stock Split is insufficient to approve such proposal, the Company believes it is advisable that the Company should be authorized to move to adjourn the Annual Meeting in order to enable the Board of Directors to solicit additional proxies for the approval of Proposal Four. If we determine that this is necessary, we will ask our shareholders to vote only on Proposals One, Two, Three and Five and not on Proposal Four. We do not intend to call a vote on this Proposal Five if Proposal Four is approved by the requisite number of shares of our common stock at the Annual Meeting.

If our shareholders approve this Proposal Five to adjourn the Annual Meeting, we could adjourn the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of this Proposal Five could mean that, even if we had received proxies representing a sufficient number of votes “AGAINST” Proposal Four to defeat such proposal, we could adjourn the Annual Meeting without a vote on the Reverse Stock Split and seek to convince the holders of those shares to change their votes to votes in favor of Proposal Four.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORITY OF THE COMPANY TO ADJOURN THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL FOUR.

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BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Ocwen’s Related Party Transactions Approval Policy (the “Policy”) sets forth our policies and procedures for the review, approval and monitoring of Related Party Transactions (which, as defined in the Policy and subject to certain exceptions, includes transactions in which the amount involved exceeds $120,000 and that involve Ocwen and (i) any person who is a director, nominee for director or senior vice-president or higher ranking employee of the Company or any of its subsidiaries and any other person who performs policy-making functions for the Company, (ii) any person who beneficially owns more than five percent of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, (iv) any entity or individual controlling or under common control with the Company or any of its subsidiaries, (v) any entity or individual covered by paragraph f or g of the definition of “Related Parties” in the Glossary of Financial Accounting Standards Board Accounting Standards Codification 850, Related Party Disclosures (“ASC 850”) such that disclosures of transactions with such entity or individual would be required in the Company’s audited financial statements under ASC 850, (vi) any entity or individual sharing any risk, compliance, internal audit or vendor oversight function with the Company or any of its subsidiaries or (vii) any Specified Companies designated by the Risk and Compliance Committee of the Board of Directors notwithstanding that such Specified Companies are not “related persons” as defined in Item 404 of SEC Regulation S-K (“Item 404”) or “related parties” as defined in ASC 850. Our written Code of Business Conduct and Ethics, which is available at www.ocwen.com, also includes policies and procedures that broadly cover situations in which conflicts of interest may arise.

The Risk and Compliance Committee (the “Committee”) of the Board of Directors provides independent review, approval and oversight of Related Party Transactions as required under the Policy.

In connection with the review and approval of a Related Party Transaction, the Committee is to be provided with the pertinent details of the proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the perceived benefits or any detriments to Ocwen. In determining whether to approve a Related Party Transaction, the Committee may consider the following factors, as well as any others it deems appropriate, to the extent relevant to the transaction (i) whether the transaction is in the best interests of Ocwen; (ii) whether there are any alternatives to the Related Party Transaction; (iii) whether the Related Party Transaction is on terms comparable to those available to third parties; (iv) the potential for the Related Party Transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts, (v) the overall fairness of the Related Party Transaction to Ocwen and (vi) any impact, positive or negative, on borrowers or mortgage loan investors. The Committee may request or require members of management to make certain modifications to a proposed Related Party Transaction prior to its approval of such Related Party Transaction.

Relationship with Altisource

Based on information contained in filings under the Exchange Act, we understand that Deer Park Road Management Company, LP, an Ocwen shareholder reporting beneficial ownership of over 5% of our common stock, also reports beneficial ownership of 19.8% of the common stock of Altisource Portfolio Solutions, S.A. (“Altisource”) as of December 31, 2019. Pursuant to SEC guidance, we consider this shareholder to have an indirect material interest in our transactions with Altisource, and, pursuant to our Policy, we consider our transactions with Altisource and certain of its subsidiaries to be Related Party Transactions notwithstanding that such Specified Companies are not “related persons” as defined in Item 404 or “related parties” as defined in ASC 850.

Our relationship with Altisource is governed by a series of agreements that set forth the terms on which we do business with Altisource. The key agreements are summarized below.

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Ocwen Financial Corporation is a party to a number of long-term agreements with Altisource S.à r.l., and certain other subsidiaries of Altisource, including a Services Agreement, under which Altisource provides various services, such as property valuation services, property preservation and inspection services and title services, among other things. This agreement expires August 31, 2025 and includes renewal provisions. Ocwen and Altisource have also entered into a Master Services Agreement pursuant to which Altisource currently provides title services to Ocwen’s subsidiary PHH Mortgage Corporation doing business as Liberty Reverse Mortgage. Ocwen also has a General Referral Fee Agreement with Altisource pursuant to which Ocwen receives referral fees which are paid out of the commission that would otherwise be paid to Altisource as the selling broker in connection with certain real estate sales services provided by Altisource. In February 2019, Ocwen and Altisource S.à r.l (a subsidiary of Altisource) signed a Binding Term Sheet, which among other things, confirmed Altisource’s cooperation with the deboarding of loans from Altisource’s REALServicing servicing system to Black Knight MSP. The Binding Term Sheet also amends certain provisions in the Services Agreement. After certain conditions have been met and where Ocwen has the right to select the services provider, Ocwen agreed to use Altisource to provide the types of services that Altisource currently provides under the Services Agreement for at least 90% of services for all portfolios for which Ocwen is the servicer or subservicer, except that Altisource will be the provider for all such services for the portfolios: (i) acquired by Ocwen pursuant to loan servicing under agreements from Homeward Residential, Inc. (acquired in 2012) or assigned and assumed by Ocwen from Residential Capital, LLC, et al (assets acquired in 2013); and (ii) acquired from Ocwen, excluding certain portfolios in which PHH has an interest, by New Residential Investment Corp. or its affiliates prior to the date of the Binding Term Sheet.

The Binding Term Sheet also sets forth a framework for negotiating additional service level changes under the Services Agreement in the future. As specified in the Binding Term Sheet, if Altisource fails certain performance standards for specified periods of time, then Ocwen may terminate Altisource as a provider for the applicable service(s), subject to Altisource’s right to cure. For certain claims arising from service referrals received by Altisource after the effective date of the Binding Term Sheet, the provisions include reciprocal indemnification obligations in the event of negligence by either party, and Altisource’s indemnification of Ocwen in the event of breach by Altisource of its obligations under the Services Agreement. The limitations of liability provisions include an exception for losses either party suffers as a result of third-party claims.

For the year ended December 31, 2019, we paid expenses of $18.3 million to Altisource under our agreements with Altisource.

OTHER BUSINESS

The Board of Directors knows of no other business or nominees as of the date of printing this proxy statement other than the proposals described above in this proxy statement that will be presented for consideration at the meeting. If any other business or nominees should properly come before the meeting or any postponement or adjournment thereof, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Any proposal which a shareholder desires to have considered for inclusion in our proxy materials relating to our 2021 Annual Meeting of Shareholders, must be received by the Secretary of Ocwen at our principal executive offices no later than December 28, 2020 and must comply with the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates

If a shareholder wants to present a proposal, or nominate a person for election as Director, at the 2020 Annual Meeting, we must receive written notice of the proposal or nomination no earlier than December 28, 2020 and no later than January 27, 2021, which notice of the proposal or nomination must meet the requirements set forth in Sections 1.1 and 2.2 of our Bylaws, respectively. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, management proxies would be allowed to use their discretionary voting authority to vote on any matter with respect to which the foregoing requirements have been met.

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Requests to have a shareholder proposal considered for inclusion in our 2021 proxy materials and notices of intent to present a proposal or nomination directly at the 2021 Annual Meeting should be mailed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Notices should be sent by first class United States mail or by a nationally recognized courier service. If you use the mail, we recommend that you use certified mail, return receipt requested.

ANNUAL REPORTS

A copy of our annual report on Form 10-K for the year ended December 31, 2019 was mailed on or about April 27, 2020 to shareholders of record as of March 27, 2020. The annual report is not part of the proxy solicitation materials and can be found on our website www.ocwen.com in the Financial Information section under the “Shareholders” tab.

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the Record Date for the meeting, on written request, a copy of the annual report on Form 10-K for the year ended December 31, 2019 required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

OTHER MATTERS

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of this proxy statement and our annual report on Form 10-K for the year ended December 31, 2019 will be supplied to Brokers for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (i) “for all” the nominees for Director named earlier in this proxy statement, (ii) “for” the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, (iii) “for” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, (iv) “for” the approval, on an advisory basis, of an amendment to our Articles of Incorporation to implement a reverse stock split of our issued and outstanding common stock and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split, and (v) “for” the approval to authorize an adjournment of the Annual Meeting to solicit additional proxies for Proposal Four. Should any matter not described above be properly presented at the meeting, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law. As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the 2020 Annual Meeting. If you are interested in participating in the virtual Annual Meeting and voting at that time, please see “Annual Meeting Participation” above for further details on participation requirements.

We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-542-1061. If you are a beneficial shareholder, please contact your Broker directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

This proxy statement and our 2019 annual report may be viewed online at www.ocwen.com in the Financial Information section under the “Shareholders” tab. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided on the proxy card. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a Broker, refer to the information provided by that entity for instructions on how to elect this option.

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ANNEX A

Assumes a Reverse Stock Split ratio of 1-for-10 for illustrative purposes only. If approved and implemented, the actual Reverse Stock Split ratio will be between, and including, one-for-five and one-for-25.

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF OCWEN FINANCIAL CORPORATION

Ocwen Financial Corporation, a Florida corporation (the “Corporation”), acting pursuant to the provisions of Sections 607.1006 and 607.10025 of the Florida Business Corporation Act, does hereby adopt the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The name of the Corporation is: Ocwen Financial Corporation.

SECOND: These Articles of Amendment have been adopted and approved in connection with a share division pursuant to Section 607.10025 of the Florida Business Corporation Act. The resolutions approving the division of shares were adopted and approved by the Board of Directors of the Corporation on [ ], without shareholder action. Shareholder action was not required pursuant to Section 607.10025(2) of the Florida Business Corporation Act.

THIRD: The amendment to the Amended and Restated Articles of Incorporation set forth below does not adversely affect the rights or preferences of the holders of outstanding shares of the Corporation’s common stock, and the percentage of authorized shares of the Corporation’s common stock remaining unissued after the division will not exceed the percentage of authorized shares of the Corporation’s common stock that were unissued before the division.

FOURTH: Paragraph one (1) of Article III of the Amended and Restated Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“The total number of shares of stock of all classes and series the Company shall have authority to issue is [40,000,000] shares consisting of (i) [20,000,000] shares of common stock, par value of $0.01 per share and (ii) 20,000,000 shares of preferred stock, par value $0.001 with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of Articles of Amendment as required by the Florida Business Corporation Act. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Florida Business Corporation Act of these Articles of Amendment to the Articles of Incorporation of the Corporation, each [ten (10)] shares of Common Stock either issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive shares rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

FIFTH: That these Articles of Amendment shall become effective at [time] eastern time on [date], in accordance with the applicable provisions of the Florida Statutes.

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IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment as of this _____ day of _____, 20__.

OCWEN FINANCIAL CORPORATION

By:
Name:
Title:

73

OCWEN
OCWEN FINANCIAL CORPORATION
1661 WORTHINGTON ROAD
SUITE 100
WEST PALM BEACH, FL 33409

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OCN2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 26, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D14652-P35945

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCWEN FINANCIAL CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Phyllis R. Caldwell
02) Alan J. Bowers
03) Jenne K. Britell
04) Jacques J. Busquet
05) Glen A. Messina
06) DeForest B. Soaries, Jr.
07) Kevin Stein

The Board of Directors unanimously recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: At their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OCWEN FINANCIAL CORPORATION

1661 Worthington Road, Suite 100, West Palm Beach, FL 33409

FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2020, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR ALL the nominees for Director, FOR the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as Ocwen Financial Corporation's independent registered public accounting firm for 2020, FOR the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the proxy statement, FOR approval, on an advisory basis, of an amendment to our Articles of Incorporation to implement a reverse stock split of our common stock in a ratio between 1-for-5 and 1-for-25 and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split, and FOR approval to adjourn the Annual Meeting to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal Four. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Form 10-K are available at www.proxyvote.com.

D14653-P35945

OCWEN FINANCIAL CORPORATION
REVOCABLE PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The undersigned hereby appoints Glen A. Messina, and Joseph J. Samarias, or either of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on March 27, 2020, at the Annual Meeting of Shareholders to be held at Ocwen Financial Corporation's offices located at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054 on Wednesday, May 27, 2020, at 9:00 a.m., Eastern Daylight Time, and at any postponement or adjournment thereof. The Annual Meeting will be held only via live audiocast on the Internet at www.virtualshareholdermeeting.com/OCN2020.

Shares of Common Stock of the Company will be voted as specified. **If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR ALL the nominees for Director, FOR the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020, FOR the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the proxy statement, FOR approval, on an advisory basis, of an amendment to our Articles of Incorporation to implement a reverse stock split of our common stock in a ratio between 1-for-5 and 1-for-25 and reduce the number of authorized shares of our common stock by the same proportion as the ratio of our reverse stock split, and FOR approval to adjourn the Annual Meeting to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal Four.** You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Ocwen Financial Corporation to be held on May 27, 2020, or any postponement or adjournment thereof, a Proxy Statement for the Annual Meeting and the 2019 Annual Report to Shareholders of the Company prior to the signing of this proxy.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side